 As filed with the Securities and Exchange Commission on November 6, 2000. Registration No. 333-76533 Securities and Exchange Commission Washington, D.C. 20549

Form SB-2 Registration Statement Under The Securities Act of 1933

Planet Resources, Inc. (Exact name of registrant as specified in its charter)
       Delaware                                      1041                               76-0600966
(State or other jurisdiction of           (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)            Classification Code Number)                 Identification Number)

               A.W. Dugan, President and CEO
                  Planet Resources, Inc.                                            A.W. Dugan
                1415 Louisiana, Suite 3100                                  1415 Louisiana, Suite 3100
                   Houston, Texas 77002                                        Houston, Texas 77002
                      (713) 658-1142                                              (713) 658-1142
    (Address, including zip code, and telephone number          (Name, address, including zip code, and telephone
 including area code, of registrant's principal Executive       number including area code, of agent for service)
                         offices)
Copies to: Robert L. Sonfield, Jr., Esq. Sonfield and Sonfield 770 S. Post Oak Lane Houston, Texas 77056 (713) 877-8333 Facsimile: (713) 877-1547

             Approximate date of commencement of proposed         As soon as practicable on or
             sale to the public:                                  after the registration statement
                                                                  becomes effective.
If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]............................................... If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ............................................................................. If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]............................................................................................ If any securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, check the following box: [x]........................................... If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ] Calculation of Registration Fee

 Title of Each Class of         Number of          Proposed Maximum       Proposed Maximum
       Securities             Shares Being        Offering Price Per     Aggregate Offering           Amount of
    Being Registered           Registered               Share                   Price           Registration Fee (1)

------------------------- ---------------------- --------------------- ------------------------ ----------------------
------------------------- ---------------------- --------------------- ------------------------ ----------------------
Common Stock                    2,000,000             $.0046(1)              $9,197.00                   $2.76
------------------------- ---------------------- --------------------- ------------------------ ----------------------

 (1) Estimated solely for purposes of calculating the registration fee under Rule 457 based upon the book value of the common stock as of June 30, 2000.
The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective under Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Commission acting under said Section 8(a), may determine. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Initial Public Offering Prospectus Subject to completion, dated ______________. Planet Resources, Inc. 2,000,000 Shares of Common Stock Planet Resources is distributing shares of its common stock to Internet Law Library, Inc.'s stockholders who were stockholders of record of Internet Law on April 14, 1999 and did not receive their common stock in Internet Law as a result of Internet Law's transaction with National Law Library, Inc. This is Planet Resources' initial public offering, and no public market currently exists for its shares of common stock. Planet Resources has no agreements with underwriters for this distribution. It is acting as an underwriter in distributing its common stock for the purpose of this distribution. As an Internet Law stockholder as of April 14, 1999 who did not receive common stock of Internet Law as a result of the transaction with National Law, you will pay no consideration for the shares of our common stock to be received by you in this distribution.

The common stock involves a high degree of risk. See "Risk Factors" beginning on Page 2. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The date of the prospectus is ___________________, 2000 Planet Resources, Inc. Prospectus Table of Contents

Prospectus Summary Overview Internet Law Library, Inc., our parent company and formerly known as Planet Resources, Inc., operates an Internet portal that provides subscription access to databases used for legal research through its wholly-owned operating subsidiary, National Law Library, Inc. Before its acquisition by National Law in March 1999, Planet Resources had minimal operations. It owned and maintained mineral properties and related assets and had $54,000 in cash. Because these assets are not integral or related to its current business, Internet Law decided, under terms of the agreement and plan of distribution dated March 25, 1999, to transfer these assets to us in exchange for our common stock so that we may pursue our own business plan. Immediately following the transfer of the assets, all of our common stock will be distributed to the stockholders of Internet Law as of the record date of April 14, 1999 who did not receive their common stock in Internet Law as a result of the transaction with National Law. These shareholders will receive the same number of shares of common stock of our company, as they owned of Internet Law. In addition, these shareholders will have the same proportional rights and interests they had in Internet Law. Our business strategy is to maintain our mineral properties and assets, and to initiate relationships with strategic partners to develop our mineral properties if and when strategic partners are identified. The mailing address of our principal executive offices is 1415 Louisiana, Suite 3100; Houston, Texas 77002 and our telephone number is (713) 658-1142. The Offering

Type of security offered.............................Common stock, $0.001 par value per share.

Number of outstanding shares.........................100,000.(1)
Common stock outstanding
     after the offering..............................2,000,000 shares.

(1) Currently 100,000 shares of our common stock are held by Internet Law. With this distribution, those shares will be cancelled resulting in 2,000,000 shares of our common stock being outstanding after this offering.

Risk Factors You should consider the common stock of Planet to be an investment involving a high degree of risk. Please read this entire prospectus and carefully consider the risk involved with this investment, including the factors listed below. This prospectus describes Planet, its finances and assets. Federal and state securities laws require that we include in this prospectus all important information that investors will need to make an investment decision.. Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability. While we intend to pursue strategies to maintain our mineral properties and identify joint venture partners with which to commence mining operations for recovery of our mineral assets, we cannot assure you that we will be successful in implementing our strategies or that, if implemented; our strategies will result in profitable business. We have limited financial resources available to us at this time, which may hinder our ability to begin development of our mineral properties. Our chairman, chief executive officer and president, Mr. A.W. Dugan, has agreed to satisfy our cash operating requirements only over the next twelve months. There is no written agreement between Mr. Dugan and Planet for the provision of his financial support and Mr. Dugan could decide at any time to no longer continue to financially support our company. We have no other source of income at this time and there can be no assurance that we will develop alternative sources of income to fund our company, or that Mr. Dugan will extend his commitment to fund our company, beyond twelve months. Should Mr. Dugan decide to no longer provide us with financial support and we are unable to find alternative sources of financing, the development of our mineral assets will be unlikely.

Because we will be entirely dependent on finding a third party mining partner to exploit and develop our mineral leases, we will have little control over the development process. Consequently, we may not realize the revenues and corresponding earnings to the extent we may have otherwise received had we had greater control of the development process.

We currently do not have the financial resources to independently develop our mining properties, nor do we anticipate having such financial resources in the future. Therefore, the success in mining our mineral assets will we will be entirely dependent upon the financial resources and operations expertise of third parties with whom we may contract, partner or enter into a joint venture arrangement.

If we are unable to attract a joint venture partner for the development and exploitation of our mineral assets, we will have minimal operations with no source of revenues and may be considered a “shell” company.

Generally, a company is considered a "shell" company if does not pursue nor has the financial capacity to pursue a business plan or purpose. If we are unable to identify and negotiate an arrangement with a joint venture partner, we will have little prospect for expanding our operations and generating revenues and earnings, and thus, could be considered a "shell" company.

We are obligated to provide certain indemnifications to Internet Law, which, if we are required to fulfill, could make it difficult for us to remain financially viable.

The distribution agreement and the indemnification agreement, which is part of the distribution agreement, indemnify Internet Law with respect to any losses, damages, claims and liabilities, financial or otherwise, which may arise from its ownership of the mineral properties before the distribution. Should such a claim or claims be made, we would have to incur the liability of defending such claims on behalf of Internet Law.

Because the volatility of metals prices may adversely affect our ability to attract a joint venture mining partner for development and exploration efforts, we may not realize any potential revenues and subsequent potential earnings from our mineral assets, which, consequently, may have a negative impact on the value of your shares.

Our ability to attract a joint venture partner for the mining of our properties is directly related to the prices of the metals that may be found in our property. If prices for these metals decline, it may not be economically feasible for a mining company to develop commercial production on our property. Consequently, we may not realize any economic benefit derived from such development and the value of your shares could be greatly affected. The mineral and metal exploration of our property may not be successful which could lead to our inability to meet our financial obligations at that time. Mineral and metal exploration, particularly for gold and silver, is highly speculative. It involves many risks and is often non-productive. Even if valuable deposits of minerals or metals are found on our property, it may be several years before production is possible. During that time, it may become economically infeasible to produce those minerals or metals. As a result of these costs and uncertainties, we may not be able to realize any revenues from the development of our property for some time, if at all, while having incurred significant expenses in the exploration process. Should this occur, it is unlikely that we will be able to meet our financial obligations at that time.

Our potential joint venture mining company partners may be adversely affected by risks and hazards associated with the mining industry, which may limit their ability to exploit our mineral assets. Should any such event occur, to the extent that any royalty payments due us are delayed or eliminated, it may become difficult for us to meet our financial obligations at that time.

Mining companies are subject to a number of risks and hazards including: o environmental hazards; o industrial accidents; o labor disputes; o unusual or unexpected geologic formations; o cave-ins; o rockbursts; and o flooding and periodic interruptions due to inclement or hazardous weather conditions. Such risks could result in: o damage to or destruction of mineral properties or producing facilities; o personal injury; o environmental damage; o delays in mining; o monetary losses; and o legal liability. Retained control of Planet by our principal stockholder will reduce the influence of other stockholders and may lower the trading price of our stock. Upon completion of this distribution, Mr. A.W. Dugan, our chairman, chief executive officer and president will beneficially own approximately 79.92% of our fully diluted outstanding common stock. Accordingly, Mr. Dugan will be able to approve major corporate transactions including those involving amendments to our Certificate of Incorporation or By-laws. As a result, Mr. Dugan will have the ability to control all matters submitted to stockholders for approval, including the election and removal of directors, the consideration of any merger, consolidation or sale of all or substantially all of our assets, and control of our management and affairs through the elections of all of our directors. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of the our common stock.

The loss of services of Mr. Dugan would have a detrimental effect on Planet, as he is currently our only executive with significant natural resource executive management operations experience, as well as currently, our single source of financial support.

Our current and future operations are dependent on the efforts, ability and experience of A.W. Dugan. The loss of his services could have a material adverse impact on our future results of operations. In addition to Mr. Dugan's management expertise, he will provide, at no cost, the office space and administrative support necessary to maintain our mineral properties until such time as we can provide these services for ourselves. Mr. Dugan will also provide us with the necessary working capital over the next twelve months to support our operations, including the costs associated with the identification of a mining company partner to exploit our mineral assets. This may be funded through the exercise of options that Mr. Dugan owns to purchase common stock.

Because there is no trading market for our common stock, you may have difficulty valuing and selling your shares.

There is no existing trading market for our common stock to be received by you in the distribution and there can be no assurance as to the establishment of an active trading market. Our common stock does not now, and may never qualify for listing on the Nasdaq SmallCap Market (sm) or any securities exchange. We intend to qualify our common stock for quotation on the Over-The-Counter Bulletin Board ("OTCBB") under the trading symbol "PLRS", however, there is no assurance that this will be achieved. In the absence of an over-the-counter market in our common stock, or listing on an exchange, holders of our common stock will be unable to sell their shares through normal brokerage channels and may be unable to determine the value of their securities accurately. Consequently, selling our shares will probably be more difficult because, for example, smaller quantities of shares could be bought or sold, and transactions could be delayed.

Cautionary Statements

An investment in the securities offered by this prospectus is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating us before making any investment decisions with respect to our common stock to be received in the distribution. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to differences include, but are not limited to, those discussed under the section titled Risk Factors, as well as those discussed elsewhere in this prospectus. When used in this prospectus with respect to Planet and Internet Law the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements are exposed to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Risks and uncertainties include those risks, uncertainties and risk factors identified in this prospectus under the headings "Risk Factors," "The Distribution," "Certain Federal Income Tax Consequences," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Use of Proceeds There will be no proceeds from the issuance of the Planet common stock. Capitalization The following table sets forth the capitalization of Planet as of June 30, 2000. It also includes the effects of the distribution of mineral rights and related assets, at no value, and reflects the issuance of 2,000,000 shares of common stock. This table should be read in conjunction with the financial information and its accompanying notes included in this prospectus.

                                                                  Actual as of              Pro forma
                                                                  June 30, 2000            As Adjusted

                                                                ------------------      ------------------
                                                                ------------------      ------------------
Stockholder's Equity:
   Preferred stock, par value $.001; 10,000 shares                    $   --                   $   --
    authorized, none issued or outstanding
  Common stock, par value $.001; 2,000,000 shares authorized,            100                    2,000
    100,000 actual and 2,000,000 pro forma shares issued and
    outstanding
Additional paid-in capital                                            36,175                   34,275
Retained earnings (deficit)                                         (27,078)                 (27,078)
                                                                ------------------      ------------------
                                                                ------------------      ------------------
     Total stockholder's equity                                       $9,197                   $9,197
                                                                ==================      ==================
The Distribution The following information summarizes the proposed distribution. The entire agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is available from Planet or the SEC web site at http://www.sec.gov. You are urged to read that agreement in its entirety. Terms of the Distribution Agreement The distribution will be effected by giving to each holder of Internet Law common stock who did not receive their common stock of Internet Law as a result of the reverse acquisition by National Law, as of the close of business on April 14, 1999, certificates representing one share of Planet common stock for each share of Internet Law common stock. Manner of Effecting the Distribution On the distribution date, Internet Law's transfer agent, will deliver certificates for Planet common stock as soon as practicable to the qualified shareholders of record of Internet Law common stock. No underwriters are involved or are expected to be involved in the offering. We will distribute our common stock to the qualified shareholders for no consideration. We intend to mail certificates representing the distributed shares on or about December 31, 2000, or as soon thereafter as reasonably possible. We do not anticipate issuing certificates for fractional shares. We will not require the qualified shareholders of Internet Law's common stock to make any payment or take any other action in connection with the distributed shares. There will be approximately 1,449 shareholders of Planet after the distribution. We will mail a copy of this prospectus to each qualified shareholder together with stock certificates representing the distributed shares, as soon as practicable. All shares of Planet common stock will be fully paid and nonassessable and the holders will not be entitled to preemptive rights.

Listing of Planet Common Stock; Restrictions on Resale

Planet intends to apply to a member of the National Association of Securities Dealers, Inc. to make a market in the Planet common stock and provide a quotation on the NASD inter-dealer Electronic Bulletin Board under the trading symbol "PLRS."

Treatment of Indebtedness

Neither Internet Law nor Planet will assume or be responsible for any debts or monetary obligations of the other prior to the date of the reverse acquisition. However, according to the terms of the indemnification agreement, we will be responsible for any liabilities, monetary or otherwise, that may arise from Internet Law's ownership of the mineral properties prior to the date of acquisition.

Expenses

The terms of the distribution agreement state that we shall bear all expenses incurred in connection with the distribution, including the preparation, execution and the performance of the distribution agreement and the transactions contemplated by the distribution agreement, and all fees and expenses of counsel and accountants. Expenses incurred in printing, mailing, SEC filing fees, fees related to any state securities or "blue sky" laws and stock exchange listing application fees as to this prospectus and related registration statement fees will be paid by us. We estimate that these expenses will approximate $47,000.

Indemnification and Insurance

The distribution agreement provides that from and after the distribution date, Internet Law will indemnify, defend and hold harmless Planet, as well as the directors and officers of Planet and the various Planet subsidiaries, which may be formed in the future, from and against all losses arising out of or relating to: o any breach, whether before or after the distribution date, by Internet Law of any provision of the distribution agreement, o liabilities related to the operation of Internet Law. The distribution agreement also provides that from and after the distribution date, Planet will indemnify, defend and hold harmless Internet Law and its subsidiaries, as well as the directors and officers of Internet Law and the various Internet Law subsidiaries from and against all losses arising out of or relating to: o any breach, whether before or after the distribution date, by Planet of any provision of the distribution agreement, o any claims arising out of this prospectus or the registration statement pertaining to this prospectus, and o liabilities related to the operation of Planet.

Rights of Internet Law Shareholders Before and After the Distribution

Before the acquisition and the distribution, the shareholders of Internet Law, under its former name Planet Resources, Inc., owned all of the equity interest in the mineral properties and related assets described in this prospectus. After the acquisition and the distribution, these same shareholders will own the same ratable equity interest in the mineral properties and related assets as well as a very small percentage interest in the continuing operations of Internet Law.

Federal Income Tax Consequences of the Distribution

The following discussion is based on currently existing provisions of the tax code, treasury regulations under the tax code and current administrative rulings and court decisions. All are subject to changes, which may or may not be retroactive, and any such changes could affect the tax consequences described herein. You are urged to consult your own tax advisor as to the particular tax consequences to you of the distribution, including, the applicability and effect of any state, local or foreign tax laws, and the possible effects of changes in applicable tax laws. We have received an opinion of Sonfield and Sonfield to the effect that, among other things, the distribution will qualify as a tax-free spin-off under sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986. Neither Internet Law, Planet nor their stockholders, will recognize any gain or loss upon the receipt by Planet of the mineral properties and related assets from Internet Law or upon receipt by Internet Law stockholders of the Planet common stock in the distribution. Based on the opinion issued to us by Sonfield and Sonfield, the distribution will qualify as a reorganization under the applicable tax laws, and will not cause you to recognize any taxable gain or loss.

State Tax Consequences

Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the stockholders in all of the state taxing jurisdictions in which they are already subject to tax. You are urged to consult your own tax advisors with respect to state income and corporate franchise tax consequences.

Regulations Affecting the Price and Marketability of Planet Common Stock

Immediately subsequent to this offering, it is very likely that there will not exist an active public trading market for our stock and that the price of our common stock will remain very low. Because of this and the fact that our common stock may not be listed on The Nasdaq SmallCap Market(SM) or any exchange, the shares may be subject to a number of regulations which may affect the price of the shares and your ability to sell the shares in the secondary market. For example, Rule 15g-9 under the Securities Exchange Act may affect the ability of broker-dealers to sell the shares and may affect your ability to sell the common stock in the secondary market. Rule 15g-9 generally applies to shares that are not listed on The NASDAQ SmallCap Market (SM) or any stock exchange. The rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction. In addition, because the penny stock rules probably will apply to our shares, investors in this offering probably will find it more difficult to sell their securities. The Securities and Exchange Commission's regulations define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to some exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements probably will reduce the level of trading activity in the secondary market for the common stock and may severely and adversely affect the ability of broker-dealers to sell our securities.

Dividend Policy

Internet Law currently does not pay dividends on any of its issued and outstanding securities. We do not expect to pay any dividends for the foreseeable future. Any future payments of dividends will be dependent upon our results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors from time to time. Payment and declaration of dividends on our common stock and purchases of shares by us will be affected by restrictions if we fail to pay dividends on any series of our preferred stock ranking prior to our common stock as to the payment of dividends. At this time we do not have any series of preferred stock issued and outstanding.

Management’s Plan of Operation

General

Since incorporation, our only business activity has been organizational matters and entering into the distribution agreement with Internet Law.

Plan of Operation for the Next Twelve Months

As per our agreement with Internet law, after the distribution we will own the subsurface mineral rights on approximately 190 acres of land located in the city of Mullan, Idaho. During the next twelve months, we will attempt to identify and contract with a mining company that will agree to search for minerals that may underlie our property. During the time our search is in progress, the small amounts of cash required to maintain our operations, as well as the costs associated with the identification and contracting of a mining company partner, will be provided by our chief executive officer and principal stockholder, A.W. Dugan. Future funding by Mr. Dugan may come from the exercise of options to purchase our common stock and/or through future agreements between Planet and Mr. Dugan negotiated on terms equivalent or better than those terms negotiated on an arms-length basis. As a result, we do not believe there will be the need to raise additional funds during the next twelve months, other than through Mr. Dugan, if and when required. Our plan to contract with a mining company includes:

        o An investigation of mining companies, which are currently operating in the general area of our properties. This investigation may include the use of industry databases, as well as the investigation of governmental records and industry experts. We do not expect this cost to exceed $2,500.

        o Initial discussions with those potential mining company partners as determined from our investigation. We do not expect this cost to exceed $5,000.

        o Contract negotiations with an interested mining partner. We do not expect the costs, legal or otherwise, to exceed $10,000.

Though no formal agreement exists between Mr. Dugan, and us Mr. Dugan has agreed to fund the costs of such plan to the extent that these costs do not exceed $30,000. If we are able to contract with a mining company, we anticipate that all expenses for exploration and exploitation of our mineral properties will be borne by the mining company and not by us. In return, we would receive a royalty fee based on a percentage of the proceeds from the sale of those minerals the mining company may recover from our properties. We are unable to make any guarantees that: o we will be able to identify and negotiate an arrangement with a mining company within the next twelve months,

o our mining properties will be found attractive to a prospective mining company partner, or o if mined, our properties will produce any saleable minerals or metals that would result in Planet receiving any income. While we believe that such opportunities can be investigated, reviewed and consummated for minimal costs, we cannot give any assurances that related costs will be minimal. We have no employees. Our officers and directors serve our company without receiving a salary. However, from time to time as appropriate, they may receive expense reimbursements and stock options. Though we have no formal written agreement in place, our office space and administrative support is provided by Mr. Dugan. Other than those costs and expenses previously discussed, we do not plan any significant expenditures for new projects of any sort within the next twelve months.

Business

General

Planet is a wholly owned subsidiary of Internet Law Library, Inc., formerly Planet Resources, Inc. We were organized and incorporated under the laws of the state of Delaware on March 26, 1999, as required by the terms of the agreement and plan of distribution dated March 25, 1999, for the purpose of acquiring all of the mineral properties and related assets, including the remaining cash after payment of related expenses. As a result, we are the owner of subsurface mineral rights previously owned by Planet Resources, Inc. on approximately 190 acres of land located in the City of Mullan, Idaho. Our mineral properties are adjacent to Hecla Mining Company's operations on the Lucky Friday Mine. The Lucky Friday mine has produced in excess of 100 million ounces of silver and is currently producing in excess of 7 million ounces of silver per year. The Hecla operation is less than 1,500 feet from the eastern perimeter of our property. Upon completion of the distribution, we intend to explore joint venture relationships with Hecla or other mining companies who may have an interest in the mining of our mineral properties. Currently, there are no active discussions taking place regarding our mineral properties. We do not have plans to initiate mining operations on our property until a suitable joint venture partner is identified and an arrangement for the development of our mineral assets is secured. We presently have no operations. Since incorporation, our primary business to date has been organizational activities.

Corporate History

Our parent company, Internet Law, was originally incorporated as Allied Silver-Lead Company in the State of Idaho in 1967 and, until 1992, operated as an exploratory mining company in the development stage. During that time, the business activities of Allied were confined to the acquisition of mineral rights lying beneath the City of Mullan, Shoshone County, Idaho, and the identification of a third-party partner to finance exploration and development of the property. On May 1, 1981, Allied entered into an agreement with the City of Mullan, which superseded a previous agreement dated December 31, 1971. The Allied-Mullan agreement provided Allied, as Lessee, the right to mine subsurface minerals on approximately 200 acres of land owned by the City of Mullan for a period of 25 years, with an option to renew the lease for an additional 25 years. These mineral rights are located in the Hunter Mining District. A separate lease was obtained for the mineral rights to approximately 3 acres of land owned by School District #392. The lease of mineral rights, as it relates to School District #392, has expired. However, the lease of mineral rights, as it relates to the City of Mullan, has not expired and is current and in good standing. Under the Allied-Mullan agreement, the City of Mullan, as lessor, received 20% of all royalty payments or other consideration received by Allied from the mining of the property north of the Osburn Fault. The agreement also provided, that in the event Allied entered into a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City of Mullan would receive 15% of the royalties received from that lease agreement. No royalties have been paid on "City Property" south of the Osburn Fault. On January 1, 1981, Allied entered into a lease agreement with Sunshine Mining Company, a Delaware corporation, with mining properties situated in Shoshone County, Idaho. On June 26, 1984, the lease was assigned by Sunshine to Hecla Mining Company; a Delaware corporation listed on the New York Stock Exchange, also with mining operations near Mullan, Idaho. The lease covered all of our properties north of the Osburn Fault as defined in the lease agreement. The lease was for a period of forty years with a right to renew for an additional forty years. On October 16, 1991, Hecla notified Allied that it was electing to terminate the lease agreement on January 16, 1992. At a later date, Hecla provided Allied with an inventory of the pipe, track and writing installed on Allied's property. Title to the subsurface mineral rights was acquired by issuance to the real property owners of one share of common stock of Allied for each 25 square feet of surface owned. Conveyance of title included all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. On January 15, 1996, Allied was reincorporated in Delaware as a result of a merger with Planet Resources, Inc. and, among other shareholder actions taken at that time, changed its name to Planet Resources, Inc. The reincorporation resulted in:

        (1) shares of common stock of Allied being converted into the right to receive one share of common stock of Planet Resources for each five shares of common stock of Allied as of the date of reincorporation,

(2) elimination of the right to cumulative voting for the election of directors, (3) persons serving as officers and directors of Allied continuing to serve in their respective capacities, and (4) the Articles of Incorporation of Allied being changed to: a. reduce the par value of the common stock from $.01 to $.001, b. reduce the number of shares of common stock the Company is authorized to issue from 50,000,000 to 10,000,000, and c. authorize the Company to issue 1,000,000 preferred shares with a par value of $.001 per share. Between 1992 and the date of its reverse acquisition by National Law in March of 1999, the company had no operations. However, our company maintained title to its mining properties and related assets. In January 1999, Planet Resources, Inc. agreed in principal to acquire National Law and change its name to Internet Law Library, Inc.

Planet Resources and National Law Library Merger

In January 1999, Planet Resources, Inc.'s management was presented with the opportunity to merge with National Law Library, Inc. Upon review of National Law, including its management, business plan, products and services, and industry niche, Planet Resources' management believed that a merger with National Law would provide an opportunity to greatly enhance Planet Resources' shareholder value. Planet Resources' management found many factors of the National Law business plan attractive, including the following:

        o The Internet is an increasingly significant global medium for online commerce. According to Forrester Research, the total value of goods and services purchased over the Web was $43 billion in 1998 and is expected to increase to $1.3 trillion in 2003.

        o Industry sources estimate the market for on-line legal information was $1.7 billion in 1998, and is projected to grow to $2.7 billion by 2002.

        o With the growth in litigation and the increase in the number of lawyers, Internet Law believes the projected increase in the market for on-line legal information is reasonable. From 1984 to 1997, civil lawsuits increased 28% and criminal cases increased 55%. The number of lawyers in the United States as of December 1998 was approximately 980,000 and is expected to grow to approximately 1.06 million by 2002.

        o The increased popularity of the Internet, both domestically and internationally, and the movement towards conservation of natural resources by using less paper, further strengthens this belief.

Internet Law's industry competitors include such as, LEXIS/NEXIS(R), which is owned by Reed-Elsevier, and West Group, a division of The Thomson Corporation. As a result of these factors, among others, as well as the successful negotiation of a merger agreement, Planet Resources, Inc. elected to merge with National Law in March 1999, in an attempt to enhance shareholder value. Internet Law Library, Inc. operates an Internet portal that provides subscription access to databases used for legal research through its wholly owned, operating subsidiary, National Law Library, Inc. The content of these databases consists of federal and state case law, statutory law and regulatory materials that can be useful to individual lawyers, judges, law firms, corporate legal departments, government agencies, businesses, and individuals involved in litigation, legislative efforts, and corporate legal planning. Interfacing with these databases is a software retrieval engine that is also owned and operated by National Law. Customers using the Internet portal pay subscription fees to National Law for monthly or longer-term service. National Law, a Texas corporation, was formed in November 1998 for the purpose of developing and marketing an Internet portal to be used for legal research. Following its formation, National Law's then sole stockholder, the current President, Chief Executive Officer and Chairman of Internet Law, contributed to National Law all of his rights and interests in certain retrieval and database software and database content valued at $934,000 and $1,096,000, respectively, in exchange for 15,152,500 shares of common stock of National Law. Commercial operations began in January 1999. Under the terms of the agreement and plan of reorganization, dated March 25, 1999, including subsequent amendments, among the Company, National Law and the stockholders of National Law, and effective as of March 30, 1999, each share of National Law common stock was exchanged for one share of Planet Resources' unregistered common stock. In contemplation of this transaction, Planet Resources, Inc.'s original stockholders agreed to a one-for-two reverse stock split, which resulted in 2,000,000 shares of Internet Law's common stock being outstanding immediately prior to the merger. Following the transaction, the stockholders voted to change the name of Planet Resources, Inc. to "Internet Law Library, Inc." As a result of these transactions, former National Law stockholders currently hold 18,000,000 shares of Internet Law's unregistered common stock and Internet Law's original stockholders currently hold 2,000,000 shares of Internet Law's common stock. Under the terms of the agreement, the majority of Internet Law's original board of directors resigned. They were replaced with directors elected by the new stockholders of Internet Law.

Properties

The predecessor company has owned the mineral properties and related assets to be acquired from Internet Law for many years and, for the last several years, represented the only material assets, other than cash, of the predecessor company. The mineral properties owned by the predecessor company and to be owned by Planet are described as follows: After the distribution, Planet will be the owner of subsurface mineral rights on approximately 190 acres of land located in the City of Mullan, Idaho. The mineral properties consist of a mining lease with the City of Mullan and subsurface mineral rights that Allied acquired from property owners in Mullan, Idaho, in exchange for stock in Allied Silver. The lease with the City of Mullan is for 25 years from May 7, 1981. The lease grants the Lessee the option to renew the lease for 25 years from expiration of the original term. The property leased from the City of Mullan consists of approximately two hundred acres and involves property to the north and south of the Osburn Fault. The City of Mullan, as Lessor, is entitled to receive 20% of any and all royalty payments, advance or otherwise, or other consideration, which may be paid by any third parties to the Lessee as a result of mining activities north of the Osburn Fault. The same is true for activities south of the Osburn Fault, but the payment shall be 15%, rather than 20%. The mineral interests owned by the predecessor company, Allied Silver, constitutes fee simple interest to the subsurface mineral rights previously held by property owners within the City of Mullan. Those property owners conveyed, by deed, their subsurface mineral rights to Allied Silver in exchange for stock in Allied Silver. These subsurface mineral rights are held as fee simple absolute. The precise acreage for all of the subsurface mineral rights has not been calculated, but the property from which these subsurface mineral rights were severed was all located within the boundaries of the City of Mullan. Therefore, to the extent there was private property within the City of Mullan, those property owners conveyed the subsurface mineral rights to Allied Silver. To the extent there was any property owned by the City of Mullan, including public right-of-ways like streets, alleys and parks, the City leased its mineral rights to the subsurface to Allied Silver.

Competitive Position

The Company has no competitive economic position in the mining industry as no mineral production has ever been realized. To date, there has been no mining activity on these properties other than two exploratory holes drilled by Sunshine Mining during the 1980's, with inconclusive results. Furthermore, the Company has not received revenue from its mineral rights for the last several years since the lease with Hecla Mining Company was terminated. The termination of this lease does not affect the prospective potential of the property, as Hecla's current silver mining operations continue to move closer to our properties.

Business Offices and Administrative Support

A private corporation controlled by A.W. Dugan provides office space and the necessary administrative and clerical support for the corporate affairs of Planet without any cost to Planet.

Research and Development Activities

We have not incurred any material costs for research or development activities since our inception.

Compliance with Environmental Laws

We do not believe that we will incur any material costs relating to efforts to comply with environmental laws or other governmental regulations.

Customer and Suppliers

We do not provide any goods or services at this time. As such, we do not have any customers or suppliers.

Government Regulation

As we currently have no operations, we do not believe we are subject to governmental regulations, which may relate to our business.

Employees

We have no employees and our current officers and directors serve without established compensation.

Legal Proceedings

We are not parties to any lawsuit, pending or threatened; that we believe would have a material effect on our financial position.

Agreement with Consultant

In November 1999, we entered into a consulting agreement with Genesis Financial Group, L.L.C. to assists us in completing the distribution, including the preparation of the registration statement, of which this prospectus is a part. Under the terms of the agreement, we paid to Genesis $5,000 upon execution of the agreement and are obligated to pay Genesis an additional $5,000 once the registration statement is declared effective. Additionally, upon the registration statement, of which this prospectus is part, being declared effective by the Securities and Exchange Commission, we are obligated to issue to Genesis a warrant for an aggregate price of $10.00, to purchase up to 50,000 shares of our common stock at a price of $0.40 per share, on or before November 2, 2004. The agreement had a term the sooner of six months or the declared effectiveness of the registration statement for this distribution. On May 1, 2000, we extended our agreement with Genesis for the sooner of an additional six months or the declared effectiveness of the registration statement for this distribution. On October 24, 2000, we extended our agreement with Genesis, effective November 1, 2000, for the sooner of an additional six months or the declared effectiveness of the registration statement for this distribution. Genesis, founded in 1997, is a Houston, Texas-based firm, which advises companies on corporate finance and merger and acquisition strategies. Genesis is owned and controlled by its two principals, Robert E. Chamberlain, Jr. and Kevin P. Regan, both of Houston, Texas. Mr. Chamberlain has extensive experience in corporate finance matters having served in the positions of Associate and Vice President for Solomon Brothers Inc. in the departments of Corporate Finance and Mergers and Acquisitions from 1986 to 1992. While at Solomon Brothers, Mr. Chamberlain's clients included many Fortune 1000 companies. From 1992 to 1993, he served as Vice President - Corporate Finance at Laidlaw Securities, as Vice President - Corporate Finance at Dickinson and Co. from 1993 through 1995, and as President of Capital Consulting Group from 1995 to 1997. Prior to the founding of Genesis, Mr. Regan served as a Project Analyst for Sutter and Associates, a management-consulting firm, from 1991 to 1994. From 1994 to 1997, he served in the position of Senior Analyst at the merchant-banking firm Benchmark Equity Group where he assisted private and public emerging growth companies in corporate finance and merger and acquisition strategies. Genesis, nor its principals, holds any state or federal license for the provision of services outlined in the consulting agreement. Genesis has represented to Planet that no such licenses are required pursuant to applicable federal and state laws including but not limited to federal and state securities related laws and regulations and that the performance of the services by Genesis and the compensation payable to the Genesis as contemplated in the consulting agreement will not, when fully performed by Genesis, violate or be in contravention of any applicable laws.

Transfer Agent

Internet Law's transfer agent, Atlas Stock Transfer Corporation, will act as the agent for the distribution and will deliver certificates for our common stock as soon as practicable to shareholders of record of Internet Law common stock as of April 14, 1999 who did not receive their common stock in Internet Law as a result of the reverse acquisition by National Law. All shares of our common stock will be fully paid and nonassessable and the holders will not be entitled to preemptive rights. Management Directors, Executive Officers, Promoters and Control Persons The table below sets forth, as to each executive officer and director of Planet, such person's name, positions with Planet and age. As per our articles of incorporation, the board of directors is divided into three classes of directors designated by Class I, Class II and Class III. The members of each class are elected for a term of three years and until their successors are elected and qualified. Directors of Class I have a term expiring at the first annual meeting of stockholders, directors of Class II have a term expiring at the second annual meeting of stockholders, and directors of Class III have a term expiring on the third annual stockholders meeting. Thereafter, at each succeeding annual stockholders meeting, directors of each class will be elected for three years. Notwithstanding the foregoing, the director whose term expires at each succeeding annual stockholders meeting will continue to serve until such time as his/her successor has been duly elected and has been qualified, unless his/her position on the board of directors has been abolished by action taken to reduce the size of the board of directors prior to the annual stockholders meeting. Each executive officer is elected or appointed by the Planet board of directors. On March 26, 1999, each director listed in the table below was elected and qualified to serve on our board of directors. All of the directors and executive officers listed below will continue with Planet in the same capacity as officers and directors as they served with Planet Resources, Inc., the predecessor corporation of Internet Law. Officers and Directors
                                                                                              Director's
                                                                                            Remaining Term

Name                            Age       Position with the Company           Class           (In Years)
----                            ---       -------------------------                           ----------
A.W. Dugan                      72           Chairman of the Board of          III                2
                                             Directors, Chief
                                             Executive Officer and
                                             President

Jacque N. York                  54           Secretary and Director             II                1

Michael K. Branstetter          47           Director                           I                 0*
*As per our articles of incorporation, each director whose term expires at each succeeding annual stockholders meeting will continue to serve until such time as his/her successor has been duly elected and has been qualified, unless his/her position on the board of directors has been abolished by action taken to reduce the size of the board of directors prior to the annual stockholders meeting. A.W. Dugan, chairman of the board, chief executive officer and president, organized Planet as the promoter, as that term is defined in the Securities Act of 1933, and joined the board in 1999. Mr. Dugan also served as the President and Chief Executive Officer of Planet Resources, Inc., the predecessor corporation of Internet Law. Mr. Dugan's principal occupation and five year business history is as oil and gas operator. For the past five years, Mr. Dugan has been the chief executive officer of Nortex Corporation, a privately held company in the business of oil and gas exploration and production. In addition to his responsibilities at Nortex and Planet, Mr. Dugan serves as the President of Anglo Exploration Corporation and Houston Resources Corporation. Anglo Exploration Corporation is an affiliated company that has a limited portfolio of passive investments, which Mr. Dugan manages. Mr. Dugan has been associated with the company for 25 years. Mr. Dugan and his family are the sole stockholders of Anglo Exploration. Houston Resources Corporation is an affiliated company, which operates oil properties for Mr. Dugan's interest as well as for the interests of others. Mr. Dugan has been associated with Houston Resources Corporation for 25 years. Houston Resources Corporation is a passive investor in Planet and Mr. Dugan and his family are the sole stockholders. Jacque N. York, secretary and director, joined the board in 1999. Ms. York's principal occupation and five year business history is as corporate officer. For the past five years, Ms. York has been the corporate secretary of Nortex Corporation, a privately held company in the business of oil and gas exploration and production. In addition, Ms. York also served as secretary and director of Planet Resources, Inc., the predecessor corporation of Internet Law. Michael K. Branstetter, director, joined the board in 1999. Mr. Branstetter's principal occupation and five year business history is as attorney at law. He is a shareholder and Managing Director of the law firm of Hull, Branstetter and Simpson Chartered. Mr. Branstetter is an officer and director of the following public companies: Pilot Silver Lead, Inc., Idaho General Mines, Inc., and Lucky Friday Extension Mining Company. Mr. Branstetter also served as director of Planet Resources, Inc., the predecessor corporation of Internet Law. There are no employment agreements between the officers of Planet and Planet. Furthermore, we do not carry key-man insurance policies on any of the officers or directors of Planet. Mr. Dugan, in his role as an officer and director will devote approximately 15 hours per month to Planet.

Compensation of Directors and Executive Officers

Planet has paid no remuneration to its directors or officers, other than as provided in the following paragraph, and does not anticipate the payment of remuneration, until the board of directors determines otherwise.
                                                                              Long Term
                                  Annual Compensation                    Compensation Awards                Payouts
                      --------------------------------------------    --------------------------    -------------------------
                      ------ -- -------    -------    ------------    -----------    -----------    -------- -- -------------

Name and              Year      Salary     Bonus         Other        Restricted     Securities     LTIP         All other
principal                                               annual        stock          underlying
position                                              compensation      awards        options       payouts     compensation

------------------    ------    -------    -------    ------------    -----------    -----------    --------    -------------
------------------    ------    -------    -------    ------------    -----------    -----------    --------

A.W. Dugan            1999       $-0-       $-0-         $-0-            $405         405,000        $-0-           $-0-
Chairman, chief
executive
officer and
president
                      1998       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-

                      1997       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-
Jacque N. York,       1999       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-
secretary and
director
                      1998       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-

                      1997       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-
Michael K.            1999       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-
Branstetter,
director
                      1998       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-

                      1997       $-0-       $-0-         $-0-            $-0-           $-0-         $-0-           $-0-

The Planet Stock Incentive Plan

Planet has adopted a stock incentive plan to provide deferred stock incentives to key employees, if any, and directors of Planet and its subsidiaries, if any are created, who contribute significantly to the long-term performance and growth of Planet. General Provisions of the Stock Incentive Plan The board of directors, or a committee of the board of directors duly authorized and given authority by the board of directors to administer the stock incentive plan, will administer the stock incentive plan. The board will have exclusive authority to administer the stock incentive plan as follows: o to select the employees to be granted awards under the stock incentive plan, o to determine the type, size and terms of the awards to be made, o to determine the time when awards will be granted, and o to prescribe the form of instruments evidencing awards made under the stock incentive plan. The board will be authorized to establish, amend and rescind any rules and regulations relating to the stock incentive plan as may be necessary for efficient administration of the stock incentive plan. Any board action will require a majority vote of the members of the board. Three types of awards are available under the stock incentive plan: o nonqualified stock options or incentive stock, o stock appreciation rights and o restricted stock. An aggregate of 250,000 shares of Planet common stock have been reserved and may be issued under the stock incentive plan. Additional common shares will be authorized to accommodate these and other option and Plan agreements. This number could be adjusted to prevent dilution due to merger, consolidation, stock split or other recapitalization of Planet.

Stock Options and Stock Appreciation Rights

Stock options are rights to purchase shares of Planet common stock. Stock appreciation rights are rights to receive, without payment to Planet, cash and/or shares of Planet common stock in lieu of the purchase of shares of Planet common stock under the stock option to which the stock appreciation right is attached. The board may grant stock options in its discretion under the stock incentive plan. The board will determine the option price at the time the option is granted and will not be less than the par value of those shares. The board may, in its discretion, attach a stock appreciation right to an option awarded under the stock incentive plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each Planet share under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of Planet common stock exceeds the option exercise price for that Planet share. A holder of a stock appreciation right may receive cash, Planet common stock or a combination of both upon surrendering to Planet the unexercised option to which the stock appreciation right is attached. Planet must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right. A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of Planet common stock issuable under the stock option or stock appreciation rights until actual issuance of a stock certificate for the Planet shares.

Restricted Stock

The board may in its discretion award Planet common stock that is affected by some restrictions on transferability. This restricted stock issued as part of the stock incentive plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the board, from the date on which the award is granted. Planet will have the option to repurchase the shares of restricted Planet common stock at the price the board shall have fixed, in its sole discretion, when the award was made. This option will be exercisable at the times and upon the occurrence of events, as the board shall establish when the restricted stock award is granted. Planet may also exercise its option to repurchase the restricted Planet common stock if prior to the expiration of the restricted period, the participant has not paid to Planet amounts required to be withheld under federal, state or local income tax laws. Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to his ownership including the right to vote and receive dividends, unless the board has imposed limitations.

Tax Information

A recipient of an incentive stock option or a non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of the Planet common stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by Planet. The disposition of Planet shares acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are affected by the restrictions of Section 16(b) of the Securities Exchange Act of 1934, including subsequent amendments, the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise. If an incentive option is exercised through the use of Planet common stock previously owned by the holder, the exercise generally will not be considered a taxable disposition of the previously owned Planet shares and thus no gain or loss will be recognized on the exercise of Planet shares. However, if the previously owned Planet shares were acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for those Planet shares were not satisfied at the time the previously owned Planet shares were used to exercise the incentive option, that use would constitute a disqualifying disposition of the previously owned Planet shares. This would result in the recognition of ordinary income but, under proposed Treasury regulations, not any additional gain in capital gain, in the amount described above. The amount of any cash or the fair market value of any Planet common stock received upon the exercise of stock appreciation rights under the stock incentive plan will be taxable as ordinary income in the year of receipt and Planet will be entitled to a deduction for that amount. However, if the holder receives Planet common stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of ordinary income and deduction will be measured at the time those restrictions lapse.

Principal Shareholders of Planet

The number of shares of Planet common stock shown below to be owned beneficially by beneficial owners holding more than five percent of the issued and outstanding Internet Law common stock, as well as by each director and by all directors and officers as a group is based upon the number of shares to be received by these individuals in the distribution. The following table sets forth information about the beneficial ownership of Planet's common stock after the distribution by: o each person known by us to own beneficially five percent (5%) or more of the outstanding common stock, o each of our directors, o each of our executive officers, and o our directors and officers as a group.
                                                         Number of Shares of
                                                      Common Stock Beneficially           Percentage
Name and Address of Beneficial Owners                           Owned                 Beneficially Owned
--------------------------------------------------    ---------------------------    ---------------------
--------------------------------------------------    ---------------------------    ---------------------
A.W.  Dugan                                                     1,922,092                    79.92%
1415 Louisiana, Suite 3100
Houston, Texas 77002

Houston Resources Corp.
1415 Louisiana, Suite 3100
Houston, Texas 77002                                              200,000                    10.00%

Anglo Exploration Corp.
1415 Louisiana, Suite
Houston, Texas 77002                                              120,000                     6.00%

Jacque N. York
1415 Louisiana, Suite
Houston, Texas 77002                                                  -0-                     0.00%

Michael K. Branstetter
416 River Street
Wallace, Idaho 83873-0709                                           7,500                     0.38%

Executive officers and directors as a group (2
persons)                                                        1,929,592                   80.238%
--------------------------------------------------------------------------------
In the preceding table:

        o A person is deemed to be the beneficial owner of securities that he or she can acquire within 60 days from the date of this prospectus upon the exercise of options. Furthermore, unless otherwise indicated below and under applicable community property laws, each shareholder named in the table above has sole voting and investment power with respect to the shares set forth opposite his or her name.

o Mr. Dugan is deemed to be the beneficial owner of 405,000 shares of common stock that can be acquired within 60 days from the date of this prospectus upon the exercise of options. Mr. Dugan's shares also include 120,000 shares beneficially owned by Anglo Exploration Corp. Anglo Exploration Corp. is a private company owned and controlled by Mr. Dugan. Furthermore, Mr. Dugan's shares include 200,000 shares owned by Houston Resources Corp. Houston Resources Corp. is a company beneficially owned by a trust for the benefit of Mr. Dugan's family, and to which he disclaims any beneficial interest. Mr. Dugan does, however, have dispositive and voting control over these shares. Certain Relationships and Related Transactions

Planet Common Stock Options

On July 28, 1994, Internet Law granted five (5) year options to purchase 645,000 shares of common stock at a price of $0.15 per share. During fiscal 1996, 240,000 of the options were exercised by Houston Resources Corporation, a corporate entity owned by a trust for the benefit of the family of A.W. Dugan. In conjunction with the transaction with National Law, the previously remaining 405,000 unexercised options, which were to expire on July 28, 1999, were cancelled. On August 12, 1999, Planet issued to Mr. Dugan options to purchase 405,000 shares of its common stock exercisable at anytime prior to 5:00 p.m. December 31, 2004 at an exercise price of $0.15 per share. In November 1999, we entered into a consulting agreement with Genesis Financial Group, L.L.C. for the provision of management consulting advice relating to the preparation of a registration statement of which this prospectus is a part. As per the terms of the consulting agreement, Genesis will receive options to purchase 50,000 shares of our common stock at a price of $0.40 per share. These options will be issued to Genesis upon this registration statement being declared effective by the Securities and Exchange Commission and may be exercised at any time thereafter but no later than November 2, 2004.

Planet’s Policy Regarding Transactions with Affiliates

At this time, we have no formal policy in place regarding Planet entering into transactions with affiliates.

Description Planet Capital Stock

Authorized Capital Stock

The certificate of incorporation grants Planet the authority to issue 2,010,000 shares of capital stock, of which 2,000,000 are common stock, par value $.001 per share, and 10,000 are preferred stock, par value $.001 per share. At June 30, 2000, Planet had outstanding 100,000 shares of Planet common stock, all of which are currently held by Internet Law. We anticipate amending our certificate of incorporation in the near future to allow for the increase in the number of our authorized and unissued shares of common stock in order to maintain an adequate number of authorized common shares to issue as the option holders exercise their option agreements and for other corporate purposes.

Planet Serial Preferred Stock

Under Planet's certificate of incorporation, Planet's board of directors may from time to time establish and issue one or more series of preferred stock and fix the serial designations, powers, preferences and rights of the shares of each series and the qualification, limitations or restrictions on those shares, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, of any wholly unissued series of Planet preferred stock.

Planet Common Stock

Holders of Planet common stock are entitled to receive dividends as the board of directors declares them after consideration of the preference of any outstanding Planet preferred stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. However, Planet has no present intention of paying any dividends. There is no cumulative voting for the election of directors and Planet common stock does not have any preemptive rights. Upon liquidation of Planet, holders of Planet common stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding Planet preferred stock. Payment and declaration of dividends on Planet common stock and purchases of shares by Planet will be affected by restrictions if Planet fails to pay dividends on any series of Planet preferred stock ranking prior to Planet common stock as to the payment of dividends.

Planet Common Stock Options

As of August 12, 1999, we have authorized the issuance of 405,000 options each to purchase one share of common stock at a price of $0.15 per share at any time up to December 31, 2004. Subsequent to the distribution, we intend to authorize the issuance of 50,000 options to Genesis Financial Group, each to purchase one share of common stock at a price of $0.40 per share at any time up to November 2, 2004.

Defenses Against Hostile Takeovers

Certain provisions of our certificate of incorporation may have the effect of preventing or delaying an acquisition or tender offer, which might be viewed by the stockholders to be in their best interests. In general, the anti-takeover provisions in Delaware law and our certificate of incorporation are designed to minimize our susceptibility to sudden acquisitions of control, which have not been negotiated with and approved by our board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. These provisions would not prohibit an acquisition of control or a tender offer for all of our capital stock. However, to the extent these provisions successfully discourage the acquisition of control of us or tender offers for all or part of our capital stock without approval of the board of directors, they may have the effect of preventing or delaying an acquisition or tender offer which might be viewed by stockholders to be in their best interests. Authorized shares of capital stock. Our certificate of incorporation authorizes the issuance of up to 10,000 shares of serial preferred stock and 2,000,000 shares of common stock. Shares of our preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock, could represent additional capital stock, which would be required to be purchased by a prospective acquirer. Issuance of additional shares may dilute the voting interests of our stockholders. Stockholder meetings. Our certificate of incorporation provides that only our board of directors or a duly designated committee of the board may call annual stockholder meetings. Our certificate of incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent. These provisions may discourage hostile takeover attempts by making it more difficult to address shareholders between annual meetings called by the board of directors. Classified board of directors and removal of directors. Planet's certificate of incorporation provides that Planet's board of directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified. A classified board of directors could make it more difficult for stockholders, including those holding a majority of Planet's outstanding stock, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority. In contrast, the majority of a non-classified board may be changed in one year. In the absence of the provisions of Planet's certificate of incorporation classifying the board, all of the directors would be elected each year. The provision for a staggered board of directors affects every election of directors and is not triggered by the occurrence of a particular event like a hostile takeover. Thus a staggered board of directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover. Stockholder vote required to approve business combinations with related persons. Our certificate of incorporation generally requires the approval of the holders of 75% of our outstanding voting stock, including any class or series entitled to vote separately, and a majority of the outstanding stock not beneficially owned by a related person, up to a maximum requirement of 85% of the outstanding voting stock, to approve business combinations, as defined, involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of our board of directors who were directors prior to the time when the related person became a related person. The supermajority stockholder vote requirements under the Delaware Certificate and Delaware law may have the effect of foreclosing mergers and other business combinations, which the holders of a majority of our stock deem desirable, and place the power to prevent those types of transactions in the hands of a minority of our stockholders. Advance notice requirements for nomination of directors and proposal of new business at annual stockholder meetings. Our certificate of incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by Planet and could inhibit the ability of stockholders to bring up new business in response to recent developments. Supermajority voting requirement for amendment of some provisions of the certificate of incorporation. Our certificate of incorporation provides that specified provisions contained in the certificate of incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than 75% percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the certificate of incorporation. Specific provisions affected by the supermajority vote requirement are: o the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, o written notice to Planet of nominations for the election of directors and new business proposals, o the number and terms of Planet's directors, o the removal of directors, o approval of business combinations involving related persons, o the consideration of various factors in the evaluation of business combinations, o indemnification of directors, officers, employees and agents, o limiting directors' liability, and o the required stockholder vote for amending the by-laws and certificate of incorporation.

Shares Eligible for Future Sale

Upon completion of the distribution, Planet will have an estimated 2,000,000 shares of common stock outstanding held beneficially by approximately 1,449 persons, all of which will be freely tradable without restriction or further registration under the Securities Act. Following the distribution, 455,000 shares of Planet common stock will be issuable upon the exercise of options.

Legal Matters

Sonfield and Sonfield, Houston, Texas, will pass upon the validity of the issuance of the securities offered by this prospectus for Planet.

Experts

The financial statements of Planet as of June 30, 2000 and 1999, appearing in this prospectus have been audited by Harper and Pearson Company, independent auditors, as set forth in their report appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

Where You Can Find More Information

Planet intends to furnish to its shareholders annual reports, which will include financial statements audited by independent accountants, and any other periodic reports as it may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, including subsequent amendments. You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus Planet has filed a registration statement with the Securities Exchange Commission under the Securities Act with respect to the shares registered by this prospectus. This Prospectus omits some information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information about respect to Planet Resources, Inc. and Planet common stock, investors should read the registration statement, including the exhibits included with it. Statements in this Prospectus about the contents of any contract or any other document are not necessarily complete; investors should read each contract or other document filed with the Commission as an exhibit to the registration statement. The registration statement, including all of the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of those materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Planet will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov. F-1 F-1 Index to Financial Statements

INDEPENDENT AUDITOR'S REPORT To the Board of Directors and Stockholder Planet Resources, Inc. Houston, Texas

We have audited the accompanying balance sheets of Planet Resources, Inc. (formerly New Planet Resources, Inc.) as of June 30, 2000 and 1999, and the related statements of operations, changes in stockholder’s equity and cash flows for the year ended June 30, 2000 and for the period March 25, 1999 (date of inception) through June 30, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Planet Resources, Inc. at June 30, 2000 and 1999, and the results of its operations and its cash flows for the year ended June 30, 2000 and for the period March 25, 1999 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles.

/S/ Harper and Pearson Company Houston, Texas August 24, 2000 PLANET RESOURCES, INC. BALANCE SHEETS JUNE 30, 2000 AND 1999
                                                                                        2000                  1999
                                                         ASSETS

CURRENT ASSETS
   Cash                                                                            $     9,197            $   32,515

TOTAL ASSETS                                                                       $     9,197            $   32,515

                                          LIABILITIES AND STOCKHOLDER'S EQUITY

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
   Preferred stock - par value $.001; 10,000 shares
     authorized, none issued or outstanding                                       $        -0-          $        -0-
   Common stock - par value $.001; 2,000,000 shares
     authorized, 100,000 shares issued and outstanding                                     100                   100
   Additional paid-in capital                                                           36,175                36,175
   Retained earnings (deficit)                                                        (27,078)               (3,760)

         Total stockholder's equity                                                      9,197                32,515

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                          $    9,197            $   32,515
PLANET RESOURCES, INC. STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2000 AND THE PERIOD ENDED JUNE 30, 1999
                                                                                        2000                  1999

REVENUE     $           -0-                              $           -0-

EXPENSES
   Professional fees                                                                    22,796                 3,581
   Other                                                             522                   179

         Total expenses                                                                 23,318                 3,760

NET LOSS    $   (23,318)                                      $    (3,760)

BASIC LOSS PER SHARE OUTSTANDING                                                 $         (.23)       $         (.04)

WEIGHTED AVERAGE SHARES OUTSTANDING                                                    100,000               100,000
PLANET RESOURCES, INC. STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY FOR THE YEAR ENDED JUNE 30, 2000 AND THE PERIOD ENDED JUNE 30, 1999
                                   Number                            Additional        Retained
                                  of Shares        Common               Paid-In        Earnings
                                     Issued            Stock            Capital         (Deficit)          Total

BALANCE,
     MARCH 25, 1999                    -0-      $        -0-     $         -0-     $        -0-     $         -0-

SHARES ISSUED
     FOR CASH                      100,000               100            36,175              -0-            36,275

NET LOSS FOR THE
     PERIOD MARCH 25,
     1999 THROUGH
     JUNE 30, 1999                     -0-               -0-               -0-           (3,760)            (3,760)

BALANCE,
     JUNE 30, 1999                 100,000               100            36,175           (3,760)           32,515

NET LOSS                               -0-               -0-               -0-          (23,318)           (23,318)

BALANCE,
     JUNE 30, 2000                 100,000        $      100        $   36,175        $ (27,078)       $    9,197
PLANET RESOURCES, INC. STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JUNE 30, 2000 AND THE PERIOD ENDED JUNE 30, 1999
                                                                                        2000                  1999

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                    $  (23,318)          $    (3,760)

            Cash used by operating activities                                           (23,318)               (3,760)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issuance of common stock                                              -0-                36,275

            Cash provided by financing activities                                          -0-                36,275

CASH FLOWS FROM INVESTING ACTIVITIES                                                       -0-                   -0-

NET (DECREASE) INCREASE IN CASH                                                       (23,318)                32,515

CASH AT BEGINNING OF PERIOD                                                             32,515                   -0-

CASH AT END OF PERIOD                                                            $       9,197          $     32,515
PLANET RESOURCES, INC. NOTES TO FINANCIAL STATEMENTS 1. ORGANIZATION AND BUSINESS
Planet Resources, Inc. (“Planet”) was incorporated in the State of Delaware on March 26, 1999, as a wholly owned subsidiary of Internet Law Library, Inc. (“Internet Law”). Planet was formed in connection with the execution of an Agreement and Plan of Distribution (the ‘Distribution Agreement’) by and between Internet Law and Planet dated March 25, 1999. Under terms of the Distribution Agreement, Internet Law will transfer certain of its assets to Planet including mineral rights and related equipment and shares and options of Planet will be distributed to the Internet Law stockholders in a tax-free exchange. Planet intends to become a public company upon the effectiveness of a registration statement.

Planet has no commercial operations although management is evaluating various future operating strategies, including the merger of Planet with operating entities. Planet has incurred minimal expenses for professional and other costs, which have been reflected on the accompanying statement of operations. The Company has adopted June 30 as its fiscal year end. The statements of operations, changes in stockholder’s equity and cash flows at June 30, 2000 and 1999 are for the year then ended and date of inception (March 25, 1999) through June 30, 1999, respectively.

Basic Loss Per Share – Basis loss per share of common stock is based on the weighted average number of shares outstanding during the period.

Income Taxes - Planet has had losses since inception and therefore has not been subject to federal income taxes. As of June 30, 2000 and 1999, Planet had accumulated net operating loss carryforwards for income tax purposes of $27,078 and $3,760, respectively. These carryforwards begin to expire in 2019. The Tax Reform Act of 1986 provided for an annual limitation on the use of net operating loss and tax credit carryforwards following certain ownership changes that limit Planet’s ability to utilize these carryforwards. Additionally, because U.S. tax laws limit the time during which net operating loss and tax credit carryforwards may be applied against future taxable income and tax liabilities, Planet may not be able to take full advantage of its net operating loss and tax credits for federal income tax purposes. Planet has had net operating loss carryforwards since inception and there is no assurance of future taxable income; therefore, a valuation allowance has been established at June 30, 2000 and 1999 to fully offset the deferred tax assets of approximately $9,000 and $1,000, respectively.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capital Stock - In May 2000, the Company amended retroactively to inception, its certificate of incorporation to state that the aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 2,010,000 of which 2,000,000 are to be shares of common stock at $.001 par value per share and 10,000 shares are to be shares of serial preferred stock at $.001 par value per share.

1. ORGANIZATION AND BUSINESS (CONTINUED)
Prior to this amendment, the Company had authorized to issue 25,000,000 shares of common stock at $.001 par value per share and 1,000,000 shares of serial preferred stock at $.001 par value per share. The financial statements at June 30, 1999 have been revised to reflect the changes resulting from this amendment.

2. PROFORMA EFFECTS OF DISTRIBUTION AGREEMENT
The following table reflects the current financial position of Planet as reflected on the accompanying balance sheet at June 30, 2000 and the proforma effects on Planet’s financial position following the execution of the Distribution Agreement. Upon completion of the Distribution, there will be a total of 2,000,000 shares of Planet Stock outstanding and 405,000 options each to purchase one share of Planet Common Stock for a price of $.15 per share. Shares of the Company’s Common Stock have been reserved for issuance upon exercise of Planet Options. The Company has adopted a Stock Incentive Plan (the Plan) and has reserved 250,000 shares of the Company’s Common Stock under the Plan. Additional common shares will be authorized to accommodate these and other option and Plan agreements.

                                                         ASSETS
                                                                                        2000                 Proforma
        CURRENT ASSETS
           Cash                                                                     $    9,197            $    9,197

                 Total current assets                                                    9,197                 9,197

        MINERAL RIGHTS                                                                     N/A                   -0-

        TOTAL ASSETS                                                                $    9,197            $    9,197

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

        COMMITMENTS AND CONTINGENCIES

        STOCKHOLDERS' EQUITY
           Preferred stock - par value $.001; 10,000 shares
            authorized, none issued or outstanding                                 $       -0-          $        -0-
           Common stock - par value $.001; 2,000,000 shares
            authorized, 100,000 and 2,000,000 shares issued
            and outstanding                                                                100                 2,000
           Additional paid-in capital                                                   36,175                34,275
           Retained earnings (deficit)                                                 (27,078)              (27,078)

                 Total stockholders' equity                                              9,197                 9,197

                    TOTAL LIABILITIES AND STOCKHOLDERS'
                      EQUITY                                                        $    9,197              $    9,197
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES FOR PROFORMA EFFECTS OF DISTRIBUTION AGREEMENT
Realization of the Carrying Cost of Mining Property and Exploration Costs – These assets are shown on the accompanying balance sheets at a zero value, which reflects the current fair value of the mineral interests at June 30, 2000, and 1999. The ultimate realization of Planet’s original costs in these assets is dependent upon the discovery and the ability of Planet to finance successful exploration and development of commercial ore deposits, if any, in the mining properties in sufficient quantity for Planet to recover its original investment.

Property - Mineral Rights And Leases – Pursuant to the Distribution Agreement, Planet will become the owner of subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned.

Leases – A subsurface mining agreement dated May 1, 1981, with the City of Mullan, whereby Planet, as lessee, will have the right to mine subsurface minerals on approximately 200 acres owned by the City north of the Osburn Fault for a period of 25 years will also be distributed pursuant to the Distribution Agreement. The City, as lessor, will receive 20% of all royalty payments or other consideration received by Planet from Hecla. In the event Planet enters into a lease agreement for the exploration and development of “City Property” south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been received or paid on “City Property’ south of the fault.

PART II Information Not Required in Prospectus ITEM 24. Indemnification of Directors And Officers Section 145 of the Delaware General Corporation Law applies to Planet and the relevant portion of the Delaware General Corporation Law provides as follows: 145. Indemnification of Officers, Directors, Employees and Agents; Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section. (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). Planet's certificate of incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to Planet or its stockholders to the fullest extent permitted by the Delaware General Corporation Law, as amended. Specifically, no director of Planet will be personally liable to Planet or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the Delaware General Corporation Law for liability: (i) for any breach of the director's duty of loyalty to Planet or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in Planet's certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited Planet and its stockholders. Under Planet's certificate of incorporation and in accordance with Section 145 of the Delaware General Corporation Law, Planet will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of Planet) by reason of the fact that such person was or is a director or officer of Planet, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Planet, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to Planet, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. Planet will indemnify, pursuant to the standard enumerated in Section 145 of the Delaware General Corporation Law, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of Planet. The certificate of incorporation of Planet provides that Planet may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such indemnified person agrees to reimburse Planet if it is ultimately determined that such person is not entitled to indemnification. Planet's certificate of incorporation also allows Planet, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of Planet has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, Planet may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Planet or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Planet would have the power or obligation to indemnify such person against such liability under the provisions of the Delaware General Corporation Law. Planet maintains insurance for the benefit of Planet's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws. Additionally, Planet has entered into indemnification agreements with each of the Directors of Planet, which, among other things, provides that Planet will indemnify such Directors to the fullest extent permitted by Planet's certificate of incorporation and the Delaware General Corporation Law and will advance expenses of defending claims against such Directors. ITEM 25. Other Expenses of Issuance And Distribution The estimated expenses payable by Planet in connection with the issuance and distribution of the securities being registered are as follows:

                  SEC Registration Fee*........................................                $30
                  Legal Fees and Expenses*.........................................25,000
                  Accounting Fees and Expenses*..............................      10,000
                  Financial Printing*........................................       5,000
                  Transfer Agent Fees*.........................................              1,500
                  Blue Sky Fees and Expenses*..................................              3,000
                  Miscellaneous*...............................................              2,500

                                                                                 ------------------
                                                                               --------------------

                  TOTAL......................................................     $47,030

                                                                                 ==================
------------------ * Estimated. ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES On March 26, 1999, Planet issued 1,000 shares of common stock to Internet Law Library, Inc., a Delaware corporation for the cash sum of $1,000 in reliance on the exemption from registration in Section 4(2) of the Securities Act. In conjunction with the transaction with by National Law, the previously remaining 405,000 unexercised options, which were to expire on July 28, 1999, were cancelled. On August 12, 1999, Planet issued options to purchase 405,000 shares of its common stock exercisable at anytime prior to 5:00 p.m. December 31, 2004 at an exercise price of $0.15 per share. ITEM 27. Exhibits and Financial Statement Schedules
     Exhibit No.           Description of Document
     1.1                   Agreement and Plan of Distribution
     1.2                   Amended and Restated Agreement and Plan of Distribution
     3.1                   Certification of Incorporation
     3.1.1                 Amendment of Certificate of Incorporation changing name from New Planet to Planet.
     3.2                   By-Laws
     4.1                   Common Stock Option Agreement
     4.2                   Form of Common Stock Option Certificate (included as an exhibit to Exhibit 4.1)
     4.3                   Form of Common Stock Certificate
     5.1                   Opinion of Sonfield and Sonfield
     8.1                   Opinion of Sonfield and Sonfield with respect to tax matters (included as part of Exhibit 5.1)
     10.1                  Planet Incentive Stock Option Plan
     10.2                  Indemnification Agreement between Planet and A.W.  Dugan
     10.3                  Indemnification Agreement between Planet and Jacque N.  York
     10.4                  Indemnification Agreement between Planet and Michael K. Branstetter
     10.5                  Indemnification Agreement between Planet and Danyel Owens
     10.6                  Indemnification  Agreement  between  Planet and  Internet Law  Library,  Inc.  under its former name
     10.7                  Lease Agreement with City of Mullan, Idaho (included as an exhibit to Exhibit 10.8)
     10.8                  Form of Assignment of Mineral Lease
     10.9                  Form of Mineral Deed
     10.10                 Opinion of Geologist as to the Potential Value of the Planet Mineral Property
     23.1                  Consent of Harper and Pearson Company
     23.2                  Consent of Sonfield and Sonfield
     23.3                  Consulting  Agreement  by  and  between  Genesis  Financial  Group,  L.L.C.  and  Planet
                           Resources, Inc.
     23.4                  Extension to Consulting  Agreement by and between Genesis  Financial  Group,  L.L.C. and
                           Planet Resources, Inc.
     27                    Financial Data Schedule
--------------- All exhibits are filed herewith. ITEM 28. Undertakings The undersigned Registrant undertakes to provide to participating broker-dealers, at the closing, certificates in those denominations and registered in those names as required by the participating broker-dealers, to permit prompt delivery to each purchaser. The undersigned Registrant also undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment to the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant punder section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in that amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering of those securities.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant under the specified provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by that director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue. The undersigned Registrant also undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Signatures Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment number 3 to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 6th day of November, 2000.
     PLANET RESOURCES, INC.

     By:/s/A.W. Dugan................................
           A.W. Dugan, Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.
     /s/A.W. Dugan..............................            /s/Jacque N. York.............................
     A.W. Dugan, Chief Executive Officer,                   Jacque N. York, Secretary and Director
     President and Director

EXHIBIT 1.1

AGREEMENT AND PLAN OF DISTRIBUTION

THIS AGREEMENT AND PLAN OF DISTRIBUTION (the "Distribution Agreement") dated as of March 25, 1999 by and among Planet Resources, Inc., a Delaware corporation ("Planet"), New Planet Resources, Inc., a Delaware corporation ("New Planet") and National Law Library, Inc., a Texas corporation ("National").

W I T N E S S E T H:

WHEREAS, Planet and National previously entered into an Agreement and Plan of Reorganization, dated as of March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") of all of the outstanding shares of capital stock of National by Planet; WHEREAS, immediately after the Closing (as defined in the Reorganization Agreement) of the Acquisition Planet intends to transfer all of its mineral properties (as hereinafter defined) to New Planet in exchange for the issuance of shares of New Planet Common Stock; WHEREAS, Planet's board of directors expects to complete the Distribution (as hereinafter defined) immediately after the Closing of the Acquisition; and WHEREAS, the purpose of the Distribution is to make possible the Acquisition by divesting Planet of the mineral properties with which National is unwilling to combine, and this Distribution Agreement sets forth the various agreements between Planet and New Planet relating to the divestiture of the mineral properties by Planet. NOW THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, New Planet and Planet hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
Action shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

Agreement: This Agreement and Plan of Distribution as amended or supplemented from time to time.
Affiliate: Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agent: Any Person authorized to act and who acts on behalf of any other Person with respect to the transactions contemplated by the Documents.
CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

Commission: The Securities and Exchange Commission.
Distribution Date: The date selected by New Planet to issue the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

Distribution Record Date: shall mean such date as may hereafter be determined by Planet's Board of Directors as the record date for determining the stockholders of Planet entitled to receive the Distribution Shares. Distribution Shares: Common voting shares of New Planet, par value $.001, issued to Planet pursuant to the provisions of Section 2.3(a). Documents: This Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.
Environmental Laws and Orders shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

Exchange Act: The Securities Exchange Act of 1934, as amended from time to time. Effective Date: The date on which the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.
Effective Time: The time on the Effective Date when the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

Indemnifiable Losses shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys’ fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

Mineral Properties shall mean the following:
(a) Subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

(b) Lease agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby Planet, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of “City Property” south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on “City Property” south of the fault.

NASD: The National Association of Securities Dealers, Inc. Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.
Planet Indemnitees shall mean Planet, National, the directors and officers of Planet, National and each of the heirs, executors, successors and assigns of any of the foregoing.

Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus filed pursuant to such Rule.

RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

Registration Expenses: See Section 5.2 hereof.
Registration Statement: Any registration statement of New Planet which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

Restricted Securities: The Distribution Shares upon original issuance thereof, as provided in Section 2.3 hereof. Rules and Regulations: The rules and regulations of the Commission. Securities: New Planet's common stock, $.001 par value, to be issued by New Planet. Securities Act: The Securities Act of 1933, as amended from time to time. Shelf Registration: See Section 3(a) hereof. Term: The duration of this Agreement specified in Section 2.1. Transfer Agent: shall mean Continental Stock Transfer and Trust Company, and its successors and assigns. Section 1.2 References; Interpretation. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Agreement and Plan of Distribution, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement and Plan of Distribution.

ARTICLE II

DISTRIBUTION, OTHER TRANSACTIONS AND COVENANTS

Section 2.1 Transfer of Assets and Distribution of Securities.
(a) On or prior to the Distribution Date, New Planet shall issue to Planet, in exchange for the contribution to New Planet of the Mineral Properties, such number of shares of New Planet Common Stock and options to purchase Common Stock as shall be required to effect the Distribution. In connection therewith, Planet shall deliver to New Planet for cancellation any share certificates currently held by Planet representing shares of New Planet Common Stock.

(b) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the certificates representing the shares of New Planet Common Stock and options to purchase New Planet Common Stock issued to Planet by New Planet pursuant to Section 2.1(a), and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such New Planet Common Stock and New Planet options to holders of record of shares of Planet Common Stock and options of Planet Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. New Planet shall provide all certificates that the Transfer Agent shall require in order to effect the Distribution.

(c) On or prior to the date of filing of the New Planet Registration Document with the Commission, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and Bylaws filed or to be filed by New Planet with the Commission.

(d) On or prior to the Distribution Date, Planet, as the sole stockholder of New Planet, (i) shall have taken all necessary action by written consent to elect to the Board of Directors of New Planet, the individuals to be identified in the Information Statement as directors of New Planet, effective upon the Distribution, and (ii) shall have caused the directors of New Planet to elect as officers of New Planet the individuals to be identified in the Information Statement as the officers of New Planet, effective upon the Distribution.

Section 2.2 Assumptions of Liabilities New Planet shall assume, pay, perform and discharge any and all liabilities, costs or expenses related to the Mineral Properties, Environmental Laws and Orders, CERCLA, or RCRA. Section 2.3 Post-Distribution Transactions

        (a) On or prior to the Distribution Date, Planet will take the necessary corporate action to change its name to National Law Library, Inc., or such other name as may be selected by the Board of Directors and a majority of the shareholders of Planet. Immediately after the change of corporate name by Planet, New Planet shall take the necessary corporate action to change its name to Planet Resources, Inc.

        (b) Planet and New Planet shall use their respective reasonable best efforts to qualify the New Planet Common Stock and options to purchase New Planet Common Stock issued pursuant to the Distribution for quotation on the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification by New Planet. Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, New Planet shall indemnify, defend and hold harmless the New Planet Indemnitees from and against any and all Indemnifiable Losses of the New Planet Indemnitees arising out of, by reason of or otherwise in connection with (a) the Mineral Properties, (b) the breach, whether before or after the Distribution Date, by Planet of any provision of this Distribution Agreement or (c) any Planet Liabilities. Section 3.2 Procedures for Indemnification.
(a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a “Third Party Claim”) as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

(c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party’s prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that the Indemnifying Party’s indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

(d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

Section 3.3 Indemnification Payments. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. Section 3.4 Indemnities. . The obligations of New Planet under this Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.

ARTICLE IV

THE DISTRIBUTION

Section 4.1 Issuance, Sale and Delivery of the Shares.
(a) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of Planet on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. New Planet shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

(b) The Parties hereto represent that at the Distribution Date, the representations and warranties herein contained and the statements contained in all certificates theretofor or simultaneously delivered by any party to another pursuant to the Agreement, shall in all respects be true and correct.

(c) New Planet will give irrevocable instructions to its Transfer Agent to deliver to Planet (at New Planet’s expense) for a period of three years from the first Distribution Date of the Distribution Shares, daily advice sheets showing any transfers of Distribution Shares and from time to time during the aforesaid period a complete Stockholders’ list will be furnished by New Planet when requested by Planet.

Section 4.2 Conditions to the Distribution Planet's obligation to effect the distribution hereunder, shall be subject to the accuracy as of the date hereof and as of such Distribution Date, of the representations and warranties on the part of New Planet herein contained, to the performance by New Planet of all its agreements herein contained, to the fulfillment of or compliance by New Planet with all covenants and conditions hereof, and to the following additional conditions:
(a) On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to Planet shall have reasonably objected, in writing.

(b) On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm has agreed to make a market in the Distribution Shares, or (ii) the Distribution Shares have been approved for listing on a regional, national or international exchange.

(c) Planet shall not have disclosed in writing to New Planet that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to Planet, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

(d) Between the date hereof and each Distribution Date, New Planet shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

(e) Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of New Planet threatened against New Planet and there shall be no proceeding instituted or to the knowledge of New Planet threatened against New Planet before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of New Planet.

(f) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) New Planet (A) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and (B) except in the ordinary course of its business, New Planet shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of New Planet shall be substantially as great as at its last financial report without considering the proceeds from the distribution of the Distribution Shares.

(g) The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to Planet.

(h) New Planet shall have furnished to Planet the opinion, dated the first Distribution Date, addressed to Planet, or its counsel that:

(i) New Planet has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus, and New Planet is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of New Planet.

(ii) The Distribution Shares, and the outstanding Common Stock of New Planet, conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding Common Stock of New Planet has been duly and validly issued and is fully-paid and non-assessable and does not have any pre-emptive rights applicable thereto; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully-paid and non-assessable and have no pre-emptive right applicable thereto.

(iii) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities or Blue Sky Laws.

(iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which New Planet is a party, or in which property of New Planet is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

(v) Based upon New Planet’s representations, New Planet (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease, its properties as shown in the Prospectus, and to the best of our knowledge is not in violation of any applicable laws, ordinances and regulations applicable thereto.

(vi) The Agreement has been duly authorized and executed by New Planet and is a valid and binding agreement of New Planet, except no opinion need be given regarding contribution and indemnification under Article VI and enforceability under laws affecting creditors’ rights.

(vii) To the best of the knowledge of such counsel, the warranties and representations referred to in sub-paragraphs (d), (j) and (k) of Section 3.1 hereof are true and correct.

Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as Planet shall reasonably request.

At any Distribution Date, subsequent to the first Distribution Date, New Planet shall have furnished to Planet the opinion of such counsel, dated such Distribution Date confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution Date pursuant to this Section 4.2 (h).

(i) New Planet shall have furnished to Planet a certificate of the President and the Treasurer of New Planet, dated as of the first Distribution Date, to the effect that:

(i) The representations and warranties of New Planet in this Agreement are true and correct at and as of such Distribution Date, and New Planet has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;

(ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission:

(iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

(iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of New Planet and (B) New Planet has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

At any Distribution Date, subsequent to the first Distribution Date, you shall be furnished a letter from the President and Treasurer of New Planet, confirming in all respects, as of such Distribution Date, the opinion given by such President and Treasurer on the first Distribution Date pursuant to this Section 4.2(i).

(j) New Planet shall have furnished to Planet at the Distribution Date, such other certificates, additional to those specifically mentioned herein, as Planet may have reasonably requested as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; of the representations and warranties of New Planet herein; as to the performance by New Planet of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.

All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to Planet, whose approval shall not be unreasonably withheld. Planet reserves the right to waive any of the conditions herein set forth.

ARTICLE V

REGISTRATION OF NEW PLANET SHARES

Section 5.1 Registration Procedures. New Planet will use its best efforts to effect such registrations to permit the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto New Planet will as expeditiously as possible:
(a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, New Planet will furnish to Planet copies of all such documents proposed to be filed, and New Planet will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Planet shall reasonably object;

(b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

(c) Notify Planet promptly, and (if requested by Planet) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness to the Registration Statement for the initiation of any proceedings for that purpose, (iv) of the receipt by New Planet of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

(d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(e) If requested by Planet, promptly incorporate in a Prospectus supplement or post-effective amendment such information as Planet requests to be included therein relating to the distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

(f) Furnish to Planet, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(g) Deliver to Planet without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; New Planet consents to the use of the Prospectus or any amendment or supplement thereto by Planet in connection with the distribution of the Distribution Shares covered by the Prospectus or any amendment or supplement thereto;

(h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with Planet and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that New Planet will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i) Cooperate with Planet to facilitate the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as the managing Planet or Planets may request at least two business days prior to any distribution of Distribution Shares to the shareholders of Planet;

(j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Planet to consummate the distribution of such Distribution Shares;

(k) Upon the occurrence of any event contemplated by subparagraph (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Distribution Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by New Planet are then listed if requested by Planet or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board;

(m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;
(n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares.

New Planet may require Planet to furnish to New Planet such information regarding the distribution of the Distribution Shares as New Planet may from time to time reasonably request in writing. Planet agrees by acquisition of the Distribution Shares that, upon receipt of any notice from New Planet of the happening of any event of the kind described in Section 5.1(c)(iii) or 5.1(k) hereof, such holder will forthwith discontinue disposition of Distribution Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.1(c)(iii) or 5.1(k) hereof, or until it is advised in writing (the "Advice") by New Planet that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by New Planet, Planet will deliver to New Planet (at New Planet's expense) all copies, other than permanent file copies then in possession or control of Planet at the time of receipt of such notice. Section 5.2 Registration Expenses. All expenses incident to New Planet's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the NASD fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations of qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as Planet may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for New Planet and of all independent certified public accountants of New Planet securities acts liability insurance if New Planet so desires and fees and expenses of other Persons retained by New Planet (all such expenses being herein called "Registration Expenses") will be borne by New Planet, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. New Planet will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by New Planet.

ARTICLE VI

DISPUTE RESOLUTION

Section 6.1 Agreement and Plan of Distribution Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article. Section 6.2 Arbitration in Accordance with American Arbitration Association Rules. All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes. Section 6.3 Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. Section 6.4 Costs of Arbitration. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared. Section 6.5 Settlement by Mutual Agreement. Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

SECTION VII

MISCELLANEOUS

Section 7.1 No Inconsistent Agreements. New Planet will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements. Section 7.2 Survival of Obligations. The obligations of the parties under Sections 6 and 7 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise). Section 7.3 Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court. Section 7.4 Entire Agreement, Amendment. This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter thereof. Planet acknowledges that it neither holds any right, warrant or option to acquire securities of New Planet, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

Section 7.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

To New Planet:                                                  To Planet

New Planet Resources, Inc.                                      Planet Resources, Inc.
1415 Louisiana, Suite 3100                                      One Park Ten Place, Suite 200
Houston, Texas 77002                                            Houston, Texas 77084
Attn: A.W. Dugan, President                                     Attn: Hunter M.A. Carr, President

with an additional copy by like means to:                       with an additional copy by like means to:

Sonfield and Sonfield                                             Planet Resources, Inc.
770 South Post Oak Lane                                         One Park Ten Place, Suite 200
Houston, Texas 77056                                            Houston, Texas 77084
Attn: Robert L. Sonfield, Jr., Esq.                             Attn: Jonathan C. Gilchrist, Esq.
and/or to such other persons and addresses as any party shall have specified in writing to the other. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. Section 7.6 Assignability. This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties. Section 7.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware. Section 7.8 Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Section 7.9 Heading of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEW PLANET RESOURCES, INC. By: /s/A.W. Dugan ------------------------------------------------- A.W. Dugan, President PLANET RESOURCES, INC. By: /s/Hunter M.A. Carr ------------------------------------------------- Hunter M.A. Carr, President

EXHIBIT 1.2

AMENDED AND RESTATED AGREEMENT AND PLAN OF DISTRIBUTION

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF DISTRIBUTION (the "Agreement") dated as of April __, --------- 2000 by and between Internet Law Library, Inc., a Delaware corporation formerly known as Planet Resources, Inc. ("ILL") and Planet Resources, Inc., a Delaware corporation formerly known as New Planet Resources, Inc. ----- ("Planet").

WITNESSETH:

WHEREAS, ILL, National Law Library, Inc., a Texas corporation ("National") and the shareholders of -------- National have previously entered into an Agreement and Plan of Reorganization dated March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition of all of the outstanding shares of capital stock of -------------------------- National by ILL (the "Acquisition"); ----------- WHEREAS, effective as of March 25, 1999, ILL and Planet entered into that certain Agreement and Plan of Distribution (the "Original Distribution Agreement") pursuant to the terms of which, upon the consummation of the --------------------------------- transactions contemplated by the Reorganization Agreement and in furtherance thereof, ILL agreed to transfer to Planet all of its right, title and interest in and to the Mineral Properties (as hereinafter defined) in exchange for the issuance and distribution by Planet of the Distribution Shares (as hereinafter defined); WHEREAS, the transactions contemplated by the Original Distribution Agreement have never been consummated; and WHEREAS, in order more fully to define their rights and responsibilities pursuant to the Original Distribution Agreement, and to consummate the transactions contemplated thereby on an accelerated basis in view of the passage of time since the date of execution thereof, ILL and Planet desire to enter into this Agreement, which shall supplant the Original Distribution Agreement in its entirety, for the express purposes of providing for the conveyance of the Mineral Properties and the Distribution of the Distribution Shares, as such terms are hereinafter defined, on an expedited basis following the date of execution of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, ILL and Planet hereby agree as follows:

DEFINITIONS

General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): Action: shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal. Agreement: This Amended and Restated Agreement and Plan of Distribution, as amended or supplemented from time to time.
Affiliate: an Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

CERCLA: shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time. Commission: shall mean the Securities and Exchange Commission. Distribution: shall mean the distribution by Planet of the Distribution Shares, as contemplated by Article IV of this Agreement.
Distribution Date: The date or dates selected by Planet to distribute the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

Distribution Record Date: shall mean such date as may hereafter be determined by ILL's Board of Directors as the record date for determining the stockholders of ILL entitled to receive the Distribution Shares.
Distribution Shares: shall mean the shares of Common Stock, par value $.001 per share, of Planet, together with certain options to purchase such shares of Planet Common Stock, to be issued and distributed by Planet as contemplated by this Agreement.

Environmental Laws and Orders: shall mean, collectively, all laws and orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about the real estate associated with the Mineral Properties, including, without limitation, RCRA, CERCLA and all other laws and orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous, toxic materials or wastes.

Exchange Act: The Securities Exchange Act of 1934, as amended from time to time. Effective Date: The date on which the Distribution contemplated by this Agreement is authorized to commence pursuant to the Securities Act.
Effective Time: The time on the Effective Date when the Distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

Indemnifiable Losses: shall mean any and all losses, liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys’ fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions and which are incurred by any Indemnitee (as hereinafter defined).

Mineral Properties: shall mean the mineral estate described on Schedule I to this Agreement. ---------- NASD: shall mean the National Association of Securities Dealers, Inc. Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.
Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus filed pursuant to such Rule.

RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

Registration Statement: Any registration statement of Planet which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

Rules and Regulations: The rules and regulations of the Commission. Securities Act: shall mean the Securities Act of 1933, as amended from time to time. Transfer Agent: shall mean Atlas Stock Transfer Corporation, and its successors and assigns. References; Interpretation. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

CERTAIN COVENANTS

Directors and Officers of Planet. On the Distribution Date, the parties hereto shall use their best efforts to cause: (i) the election to the Board of Directors of Planet of the individuals to be identified in the Prospectus as directors of Planet, effective upon the Effective Date, and (ii) the directors of Planet to elect as officers of Planet the individuals to be identified in the Prospectus as the officers of Planet, effective upon the Effective Date. Conveyance of Mineral Properties; Assumption of Liabilities. In consideration of the Distribution by Planet of the Distribution Shares, ILL hereby agrees to transfer, convey, assign and deliver to Planet and to the successors and assigns of Planet, effective as of the Distribution Date, all of the right, title and interest of ILL in and to the Mineral Properties. Planet hereby unconditionally agrees, effective as of the Distribution Date, to assume, pay, perform and discharge any and all liabilities associated with the Mineral Properties, including, without limitation, all liabilities arising under the Environmental Laws and Orders. NASD Qualification. Planet shall use its best efforts to qualify the Distribution Shares for quotation on the Electronic Bulletin Board operated by the NASD.

Best Efforts Undertaking of Planet. Planet hereby expressly covenants and agrees to use its best efforts to effect the Distribution of the Distribution Shares on an expedited basis following the execution of this Agreement.

INDEMNIFICATION

Indemnification by Planet. From and after the Distribution Date, except as otherwise specifically set forth in any provision of this Agreement, Planet shall indemnify, defend and hold harmless ILL, its successors and permitted assigns and its directors, officers, stockholders, employees, representatives, Affiliates, agents and associates (collectively hereinafter, the "Indemnitees") from and against any and all Indemnifiable Losses of ----------- any of the Indemnitees related in any way to or otherwise arising in connection with: (a) the ownership or operation of the Mineral Properties by Planet; (b) the violation of any Environmental Laws and Orders in connection with the ownership or operation of the Mineral Properties by Planet; (c) the breach by Planet at any time of any representation, warranty, covenant or agreement of Planet provided in this Agreement; and (d) any claims relating to the Prospectus or the Registration Statement. Procedures for Indemnification. If a claim or demand is made against an Indemnitee by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such ----------------- Indemnitee shall notify Planet in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent to which Planet shall have been actually prejudiced as a result of such failure (except that Planet shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to Planet promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. If a Third Party Claim is made against an Indemnitee, Planet shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by Planet; provided that such counsel is not reasonably objected to by the Indemnitee. Should Planet so elect to assume the defense of a Third Party Claim, Planet shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If Planet assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Planet, it being understood that Planet shall control such defense. Planet shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which Planet has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and Planet or that there are defenses available to the Indemnitee that are not available to Planet, the effect of which shall be to make it impractical for the Indemnitee and Planet to be jointly represented by the same counsel, in which case Planet shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If Planet so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with Planet in the defense or prosecution thereof. If Planet acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without Planet's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of Planet if the Indemnitee releases Planet from its indemnification obligations hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect Planet. If Planet acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that Planet may recommend that by its terms (i) obligates Planet to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that Planet's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of Planet in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above). Notwithstanding the foregoing, Planet shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, Planet shall be entitled to assume the defense of the portion relating to money damages. Indemnification Payments. Any indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Losses are incurred. Survival of Indemnification Obligations. The obligations of Planet under this Article III shall survive indefinitely the execution and delivery of this Agreement.

THE DISTRIBUTION

Issuance And Distribution of the Distribution Shares. In exchange for the conveyance and transfer by ILL to Planet of the Mineral Properties, Planet shall, on or prior to the Distribution Date, issue the Distribution Shares in such number as shall be required to effect the Distribution contemplated by this Agreement. In connection therewith, ILL shall deliver to Planet for cancellation any share certificates currently held by ILL representing shares of Planet Common Stock. Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of capital stock of ILL on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. Planet shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution. Planet hereby represents and warrants that at the Distribution Date, the representations and warranties of Planet herein contained and the statements contained in all certificates theretofore or simultaneously delivered by Planet to ILL pursuant to this Agreement, shall in all respects be true and correct. Planet shall give irrevocable instructions to the Transfer Agent to deliver to ILL (at Planet's expense) for a period of three years from the Distribution Date, daily advice sheets showing any transfers of Distribution Shares and from time to time during such period a complete stockholders' list will be furnished by Planet when requested by ILL. Conditions to the Distribution. Planet's obligation to effect the Distribution hereunder shall be subject to the accuracy as of the date hereof and as of the Distribution Date, of the representations and warranties on the part of Planet herein contained, to the performance by Planet of all its agreements herein contained, to the fulfillment of or compliance by Planet with all covenants and conditions hereof, and to the following additional conditions: On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to ILL shall have reasonably objected, in writing. On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm shall have agreed to make a market in the Distribution Shares, or (ii) been approved for listing on a regional, national or international exchange. Between the date hereof and each Distribution Date, Planet shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance. Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of Planet threatened against Planet and there shall be no proceeding instituted or to the knowledge of Planet threatened against Planet before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of Planet. Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) Planet shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the initial filing of the Registration Statement and (ii) except in the ordinary course of its business, Planet shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of Planet shall be substantially as great as at its last financial report without considering the proceeds from the Distribution of the Distribution Shares. The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to ILL. Counsel to Planet shall have furnished to ILL its opinion, dated the first Distribution Date, addressed to ILL, or its counsel to the effect that: Planet has been duly incorporated and is a validly existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus; Planet is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of Planet. The Distribution Shares and the outstanding capital stock of Planet conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding capital stock of Planet has been duly and validly issued and is fully-paid and non-assessable and is not subject to any pre-emptive rights or any other rights of third Persons; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights or any other rights of third Persons. No consents, approvals, authorizations or orders of any governmental authorities are necessary for the valid Distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities laws. The Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which Planet is a party, or in which property of Planet is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein. Based upon Planet's representations, Planet (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease its properties as shown in the Prospectus, and to the best knowledge of such counsel is not in violation of any applicable laws, ordinances and regulations applicable thereto. The Agreement has been duly authorized and executed by Planet and is a valid and binding agreement of Planet, enforceable against Planet in accordance with its terms, except that no opinion need be given regarding rights of indemnification under the Agreement and enforceability under laws affecting creditors' rights. To the best knowledge of such counsel, the representations and warranties of Planet contained in the Agreement are true and correct. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as ILL shall reasonably request. At any Distribution Date, subsequent to the first Distribution Date, Planet shall have furnished to ILL the opinion of such counsel, dated such Distribution Date and confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution Date pursuant to this Section 4.2 (h). Planet shall have furnished to ILL a certificate of the President and the Treasurer of Planet, dated as of the first Distribution Date, to the effect that: The representations and warranties of Planet in this Agreement are true and correct at and as of such Distribution Date, and Planet has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date; The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission; The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge, the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and Except as set forth in the Registration Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any materially adverse change, financial or otherwise, in the affairs or condition of Planet and (B) Planet has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business. At any Distribution Date, subsequent to the first Distribution Date, Planet shall have furnished to ILL a letter from the President and Treasurer of Planet, confirming in all respects, as of such Distribution Date, the opinions given by such President and Treasurer on the first Distribution Date pursuant to this Section 4.2(i). Planet shall have furnished to ILL at or prior to the Distribution Date, such other certificates, additional to those specifically mentioned herein, as ILL may have reasonably requested as to: (i) the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; (ii) the accuracy of the representations and warranties of Planet herein; (iii) the performance by Planet of its obligations hereunder; or (iv) the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date. All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to ILL, whose approval shall not be unreasonably withheld. ILL reserves the right to waive any of the conditions herein set forth.

REGISTRATION OF PLANET SHARES

Registration Procedures. Planet shall use its best efforts to effect such registrations to permit the Distribution of the Distribution Shares in accordance with the terms of this Agreement, and pursuant thereto Planet will as expeditiously as possible: Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the Distribution of the Distribution Shares in accordance with the terms of this Agreement, and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, Planet will furnish to ILL copies of all such documents proposed to be filed, and Planet will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which ILL shall reasonably object; Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; and cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act; Notify ILL promptly, and (if requested by ILL) confirm such advice in writing (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Planet of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment; If requested by ILL, promptly incorporate in a Prospectus supplement or post-effective amendment such information as ILL requests to be included therein relating to the Distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment; Furnish to ILL, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference); Deliver to ILL without charge as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as ILL may reasonably request; Prior to any public offering of Distribution Shares, register or qualify or cooperate with ILL and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that Planet will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject; Effect the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as ILL may request at least two business days prior to any distribution of Distribution Shares to the stockholders of ILL; Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the consummation of the Distribution of such Distribution Shares; Upon the occurrence of any event contemplated by subparagraph 5.1(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the stockholders of ILL, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by Planet are then listed if requested by ILL or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board; Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement; Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares are distributed. ILL may require Planet to furnish to ILL such information regarding the Distribution of the Distribution Shares as ILL may from time to time reasonably request in writing. Registration Expenses; Certain Related Expenses. All expenses incident to Planet's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings require to made with the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations or qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as ILL may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for Planet and of all independent certified public accountants of Planet, securities acts liability insurance if Planet so desires and fees and expenses of other Persons retained by Planet (all such expenses being herein called "Registration Expenses") will be borne by Planet, regardless of ---------------------- whether the Registration Statement becomes effective, except as otherwise required by applicable laws. Planet will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by Planet.

REPRESENTATIONS AND WARRANTIES OF PLANET

Organization and Qualification. Planet is a corporation duly organized, validly existing and in good -------------------------------- standing under the laws of the State of Delaware, and has all requisite authority and power (corporate and other), licenses, authorizations, consents and approvals to carry on its business, to own, hold and operate its properties and assets and to enter into this Agreement. Planet is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, make such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial condition of Planet. True and complete copies of the Certificate of Incorporation, the Bylaws and the minute books of Planet have previously been delivered or made available to ILL. Authorization and Validity of this Agreement. The execution, delivery and performance by Planet of this --------------------------------------------- Agreement are within Planet's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board of Directors or stockholders of Planet any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, do not and will not violate or contravene (i) any provision of law; (ii) any rule or regulation of any agency or government, domestic or foreign; (iii) any order, writ, judgment, injunction, decree, determination or award; or (iv) any provision of the Certificate of Incorporation or the Bylaws of Planet, do not and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by (or give any party any right to terminate or accelerate upon notice or lapse of time or both), any indenture, license, franchise, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which Planet is a party, or by which Planet or any of its properties, assets or rights is bound or affected, do not and will not result in the creation or imposition of any lien or other security interest and do not and will not require the consent, approval or authorization of any other party to any agreements, licenses, leases, permits, franchises, rights and other obligations of Planet. Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Planet and is ------------------- enforceable against Planet in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. Capitalization of the Company. The authorized capital stock of Planet, as of the date of this ------------------------------- Agreement, consists of ___________ shares of Common Stock, par value $.001 per share, of which ___________ are issued and outstanding and _________________________. There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Planet, or notes, securities or other instruments convertible into or exchangeable for capital stock of Planet, nor any agreements or understandings with respect to the issuance thereof. Duly Issued. Upon issuance by Planet of the Distribution Shares, such shares will be validly issued, ----------- fully paid and non-assessable, and will vest in their holders legal and valid title to the Distribution Shares, free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances. Representations Not Waived. The representations and warranties of Planet contained herein will not be --------------------------- affected or deemed waived by reason of any investigation made by or on behalf of ILL and/or its representatives or agents or by reason of the fact that ILL and/or its representatives or agents knew or should have known that any such representation or warranty is or might be inaccurate in any respect. Disclosure. No representation or warranty of Planet contained in this Agreement and no information ---------- appearing in any writing furnished by Planet to ILL pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

DISPUTE RESOLUTION

Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), ----------------- ------------------- the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period of no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to any other party hereto that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article. Arbitration in Accordance with American Arbitration Association Rules. All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, ----- but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes. Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. Costs of Arbitration. In the award, the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared. Settlement by Mutual Agreement. Nothing contained in this Article VII shall prevent the parties hereto from settling any Agreement Dispute by mutual agreement at any time.

MISCELLANEOUS

No Inconsistent Agreements. Planet will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to ILL hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Planet's securities under any such agreements. Survival of Obligations. The obligations of the parties under Articles VII and VIII of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by Planet, by ILL, upon the expiration of this Agreement or otherwise). Severability. In case any one or more of the provisions or part of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, Planet and ILL each intend that the covenants contained in Articles IV and V of this Agreement shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court. Entire Agreement, Amendment. This Agreement contains the entire agreement between Planet and ILL with respect to the subject matter hereof and supplants in its entirety the Original Distribution Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

To Planet:                                                            To ILL:

Planet Resources, Inc.                                                Internet Law Library, Inc.
1415 Louisiana, Suite 3100                                            One Park Ten Place, Suite 200
Houston, Texas 77002                                                  Houston, Texas 77084
Attn:  A. W. Dugan, President                                         Attn:  Hunter M. A. Carr, President
With an additional copy by like means to:                             With an additional copy by like means to:

Sonfield and Sonfield                                                   Internet Law Library, Inc.
770 South Post Oak Lane                                               One Park Ten Place, Suite 200
Houston, Texas 77056                                                  Houston, Texas 77084
Attn:  Robert L. Sonfield, Jr., Esq.                                  Attn:  Jonathan C. Gilchrist, Esq.
and/or to such other persons and addresses as any party shall have specified in writing to the other. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. Assignability. This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware. Waiver and Further Agreement. Any waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Headings of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. [The remainder of this page is intentionally left blank.] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written. INTERNET LAW LIBRARY, INC., a Delaware corporation formerly known as Planet Resources, Inc. By:/s/Hunter M.A. Carr ------------------------------------------ Hunter M. A. Carr President PLANET RESOURCES, INC., a Delaware corporation formerly known as New Planet Resources, Inc. By:/s/A.W. Dugan --------------------------------- A. W. Dugan President

SCHEDULE I

to AGREEMENT AND PLAN OF DISTRIBUTION DESCRIPTION OF MINERAL PROPERTIES

[to come]

EXHIBIT 3.1

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CERTIFICATE OF INCORPORATION

OF

NEW PLANET RESOURCES, INC.

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ARTICLE I

Name

The name of the Corporation is New Planet Resources, Inc. (herein the "Corporation").

ARTICLE II

Registered Office and Agent

The address of its registered office in the State of Delaware is The Corporation Trust Center at 1209 Orange Street, in the City of Wilmington, County of Newcastle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Powers

The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Term

The Corporation is to have perpetual existence.

ARTICLE V

Capital Stock

The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 26,000,000 of which 25,000,000 are to be shares of common stock, $.001 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance. A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows: A. Common Stock. Except as provided in this Certificate, the holders of the common stock shall ------------- exclusively posses all voting power. Subject to the provisions of this Certificate, each holder of shares of common stock shall be entitled to one vote for each share held by such holders. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind. Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation. B. Serial Preferred Stock. Except as provided in this Certificate, the board of directors of the ----------------------- Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following: (1) the distinctive serial designation and the number of shares constituting such series;
(2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3) the voting powers, full or limited, if any, of the shares of such series;
(4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

(5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
(6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and
(9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

ARTICLE VI

Preemptive Rights

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VII

Repurchase of Shares

The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE VIII

Meetings of Stockholders; Cumulative Voting

A. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation. B. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons. C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation. D. Meetings of stockholders may be held at such place as the bylaws may provide.

ARTICLE IX

Notice for Nominations and Proposals

A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article. C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

ARTICLE X

Directors

A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less ------------------ than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this Article X. B. Classified Board. The board of directors of the Corporation (other than directors which may be ----------------- elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

ARTICLE XI

Removal of Directors

Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.

ARTICLE XII

Approval of Certain Business Combinations

The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section. A. (1) Except as otherwise expressly provided in this Article XII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 75% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 75% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following: (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);
(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

(c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation; (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;
(e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;

(f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;
(g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and

(h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XII. (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination. (3) The term "Business Combination" as used in this Article XII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above. B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present. C. For the purposes of this Article XII the following definitions apply:
(1) The term “Related Person” shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its “affiliates” or “associates” (as those terms are defined in the Act) “beneficially owns” (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (ii) any “affiliate” or “associate” (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity; provided, however, that the term “Related Person” shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed “beneficially owned” by such Related Person.

(2) The term “Substantial Part” shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

(3) The term “Continuing Director” shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

(4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

ARTICLE XIII

Evaluation of Business Combinations

In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.

ARTICLE XIV

Indemnification

Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XIV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article XIV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

ARTICLE XV

Limitations on Directors’ Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XVI

Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

ARTICLE XVII

Amendment of Certificate of Incorporation

Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI and this Article XVII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting). ARTICLE XVIII The name and address of the incorporator is: Danyel Owens 770 South Post Oak Lane Suite 435 Houston, Texas 77056 I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of March, 1999. /s/Danyel Owens ----------------------------------- Danyel Owens

EXHIBIT 3.1.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEW PLANET RESOURCES, INC.

FIRST: That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:
RESOLVED, that the Certificate of Incorporation of New Planet Resources, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Planet Resources, Inc. SECOND: That the amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware. EXECUTED this 15th day of July, 1999. /s/A.W. Dugan -------------------------------------------- A.W. Dugan, President and Majority Shareholder /s/Jacque N. York ----------------------------------------------------- Jacque N. York, Secretary

EXHIBIT 3.2

New Planet Resources, Inc.

(a Delaware Corporation)

BY LAWS

ARTICLE I

Principal Executive Office

The principal executive office of New Planet Resources, Inc. (the "Corporation") shall be at 1415 Louisiana, Suite 3100, Houston, Texas 77002. The Corporation may also have offices at such other places within or without the State of Texas as the board of directors shall from time to time determine. ARTICLE II

Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at ------------------ the principal executive office of the Corporation or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting. SECTION 2. Annual Meeting. A meetings of the stockholders of the Corporation for the election of --------------- directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine. SECTION 3. Special Meetings. Special meeting of the stockholders of the Corporation for any ----------------- purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the By Laws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons. SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance -------------------- with these By Laws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings. SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and ----------------- the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken. SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice --------------------- of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for ------------ shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of Texas, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders. SECTION 8. Quorum. One-fourth of the outstanding shares of the Corporation entitled to vote, ------ represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in ------- writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. SECTION 10. Voting. At each election for directors every stockholder entitled to vote at such ------ election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the Certificate of Incorporation, by statute, or by these By Laws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands ---------------------------------------------------- in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree. SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another ---------------------------------------- corporation may be voted by any officer, agent or proxy as the By Laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. SECTION 13. Inspectors of Election. In advance of any meeting of stockholders, the chairman of ------------------------ the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president. Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. SECTION 14. Nominating Committee. The board of directors or a committee appointed by the board of --------------------- directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated ------------- in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation. ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the --------------- direction of its board of directors. The chairman shall preside at all meetings of the board of directors. SECTION 2. Number, Term and Election. The number of directors of the Corporation shall be such --------------------------- number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section 3 of this Article III. SECTION 3. Classified Board. The board of directors of the Corporation (other than directors ----------------- which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article III. Notwithstanding the foregoing, and except as otherwise may be required By Law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held at such ----------------- time and place as shall be determined by resolution of the board of directors without other notice than such resolution. SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at ----------------- the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons. Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person. SECTION 6. Notice. Written notice of any special meeting shall be given to each director at ------ least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. SECTION 7. Quorum. A majority of the number of directors fixed by Section 2 shall constitute a ------ quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III. SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at ----------------- which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these By Laws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware. SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board ------------------------- of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such ----------- resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman. SECTION 11. Vacancies. Any vacancy occurring on the board of directors shall be filled in --------- accordance with the provisions of the Corporation's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation. SECTION 12. Removal of Directors. Any director or the entire board of directors may be removed --------------------- only in accordance with the provisions of the Corporation's Certificate of Incorporation. SECTION 13. Compensation. Directors, as such, may receive compensation for service on the board ------------ of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine. SECTION 14. Age Limitation. No person 80 years or more of age shall be eligible for election, --------------- reelection, appointment or reappointment to the board of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming 80 years of age. This age limitation does not apply to an advisory director.

ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose. ARTICLE V

Officers

SECTION 1. Positions. The officers of the Corporation shall be a chairman, a president, one or --------- more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected ------------------------------- annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V. SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors ------- whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed. SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, --------- disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term. SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by ------------ the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. SECTION 6. Age Limitation. No person 80 or more years of age shall be eligible for election, --------------- reelection, appointment or reappointment as an officer of the Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming 80 or more years of age.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise --------- prescribed by the Corporation's Certificate of Incorporation or these By Laws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of ----- indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances. SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, --------------------- notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors. SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from -------- time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII

Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by ------------------------- certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. SECTION 2. Form of Share Certificates. All certificates representing shares issued by the ----------------------------- Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors. SECTION 3. Payment for Shares. No certificate shall be issued for any share until such share is ------------------- fully paid. SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall be --------------------------- paid in accordance with the provisions of the Corporation's Certificate of Incorporation. SECTION 5. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be ------------------ made only on its stock transfer books. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. SECTION 6. Lost Certificates. The board of directors may direct a new certificate to be issued ------------------ in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. ARTICLE IX

Dividends

Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock. ARTICLE X

Corporation Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

ARTICLE XI

Amendments

In accordance with the Corporation's Certificate of Incorporation, these By Laws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these By Laws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these By Laws. NEW PLANET RESOURCES, INC.

EXHIBIT 4.1

OPTION AGREEMENT

THIS OPTION AGREEMENT, dated as of the ___ day of August, 1999, is entered into by and between PLANET RESOURCES, INC., a Delaware corporation (the "Company") and Atlas Stock Transfer Corp. (the "Option Agent").

W I T N E S S E T H:

WHEREAS, the Company has authorized the issuance of 405,000 Options, each to purchase one share of the Company's common stock, $.001 par value per share ("Shares"), and WHEREAS, the Company desires to provide for the issuance of certificates representing the Options ("Options"); and WHEREAS, the Company desires the Option Agent to act on behalf of the Company, and the Option Agent is willing to act in connection with the issuance, registration, transfer and exchange of Options and the exercise of the Options. NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Options and the respective rights and obligations hereunder of the Company, the holders of Options, and the Option Agent, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

In addition to those terms defined above, as used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

“Corporate Office”

The office of the Option Agent (or its successor) at which its principal business shall be administered, which office is located at the date hereof at 5899 South State Street, Salt Lake City, Utah 84107.

“Exercise Date”

As to any Option, the date on which the Option Agent shall have received both (i) the Option Certificate representing such Option, with the exercise form therefor duly executed by the Registered Holder thereof or his duly authorized attorney (in writing), and (ii) payment in cash, or by check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price.

“Exercise Price”

The Exercise Price upon exercise of the Options is $.15 per share.

“Expiration Date”

The Expiration Date of the Options shall be 5:00 p.m. (Houston time) on (i) December 31, 2004, or (ii) such later date as the Company may at its option determine. If such Expiration Date shall be a holiday in the State of Texas or shall be a day on which banks are authorized to close in Texas, then Expiration Date shall mean 5:00 p.m. (Houston time) on the next following day that in the State of Texas is not a holiday or a day on which banks are authorized to close.

“Initial Option Exercise Date”

9:00 o'clock a.m. on the day following the first issuance of certificates representing any of the options. If such Initial Option Exercise Date shall be a holiday in the State of Texas or shall be a date on which banks are authorized to close in Texas, then Initial Option Exercise Date shall mean 9:00 o'clock a.m. (Houston time) on the next following day that in the State of Texas is not a holiday or a day on which banks are authorized to close.

“Registered Holder”

The person in whose name any certificate representing Options shall be registered on the books maintained by the Option Agent pursuant to Section 6.

“Shares”

The shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issuable upon exercise of the Options.

“Stock”

The shares of the Company's capital stock of any class, whether now or thereafter authorized, that has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 25,000,000 authorized shares of the Company's common stock, par value $.001 per share and 1,000,000 shares of Preferred Stock, par value $.001 per share.

“Option Agent”

Atlas Stock Transfer Corp. shall serve as Option Agent.

SECTION 2

OPTIONS AND ISSUANCE OF OPTIONS

2.1. Option

Each Option shall entitle the Registered Holder of the Option representing such Option to purchase one Share upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

2.2. Execution of Options

Upon execution of this Agreement, Options representing an aggregate of 405,000 Options shall be executed by the Company and delivered to the Option Agent. At its request, additional Option Certificates shall be executed by the Company and delivered to the Option Agent. After certificates representing an aggregate of such number of Options as shall be required in connection with the distribution of the Options, shall have been duly countersigned by the Option Agent and upon written order of the Company signed by its President and by its Secretary, the Options shall be countersigned, issued, and delivered by the Option Agent.

2.3. Delivery of Additional Options

From time to time, up to the Expiration Date, the Option Agent shall countersign and deliver stock certificates in required whole number denominations upon the exercise of Options in accordance with this Agreement. From time to time, up to the Expiration Date, the Option Agent shall countersign and deliver Options in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Options shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Option Exercise Date, upon the exercise of any Options pursuant to Section 4, to evidence any unexercised Options held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6, and (iv) those issued pursuant to Section 7.

SECTION 3

FORM AND EXECUTION OF OPTION CERTIFICATES

3.1. Form of Options

The Options shall be substantially in the form annexed hereto as Exhibit "A" (the provisions of which are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Options may be listed, or to conform to usage. The Options shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Options). The Options shall be numbered serially.

3.2. Validity of Signatures

Options shall be executed on behalf of the Company by its President and by its Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Options shall be manually countersigned by the Option Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who signed a Option ceases to be such officer of the Company before issuance of such Option, or before countersignature by the Option Agent and issuance and delivery thereof, such Option may nevertheless be countersigned by the Option Agent, and issued and delivered with the same force and effect as though the person who signed such Option had not ceased to be such officer of the Company.

SECTION 4

EXERCISE

4.1. Exercise Procedures

Each Option may be exercised at any time on or after the Initial Option Exercise Date, but not after the Expiration Date, as appropriate, upon the terms and subject to the conditions set forth herein and in the applicable Option. A Option shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder thereof with respect to such number of Shares as shall equal the aggregate number of full Shares issuable upon such exercise. As soon as practicable on or after the Exercise Date, and in conformity with usual practices respecting such conduct, the Option Agent (on behalf of the Company) shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the securities deliverable upon such exercise. Upon the exercise of any Option, the Option Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise, and shall deposit promptly in the Company's bank account upon receipt therefor the dollar amount equal to the Exercise Price multiplied by the number of Shares for which notice of exercise has been received.

4.2. No Fractional Shares

Notwithstanding that the number of Shares purchasable upon the exercise of a Option is adjusted pursuant to Section 8 of this Agreement, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of the Options or to distribute Shares certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be returned to exercising registered holders of the Options upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares. The holder of a Option by the acceptance thereof expressly waives his right to receive any fractional Option or any fractional Shares upon exercise of a Option.

4.3. Partial Exercise

In case the registered holder of any Option shall exercise fewer than all of the Options evidenced thereby, a new Option evidencing Options equivalent to the Options remaining unexercised shall be issued by the Option Agent to the registered holder of such Option or to his duly authorized assign, subject to the provisions of this Agreement.

SECTION 5

RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES

5.1. Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of Options, such number of Shares as shall then be issuable upon the exercise of all outstanding Options. The Company covenants that all Shares that shall be issuable upon exercise of the Options shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof, and that upon issuance the Company shall use its best efforts to cause such shares to be included for trading on any system or to be listed on each national securities exchange, if any, on which the Company's other outstanding Shares are then listed.

5.2. Governmental Approvals

If the Shares reserved under this Section require qualification or registration with or approval of any governmental authority, federal or state, before such securities may be validly issued or delivered pursuant to such exercise, the Company covenants that it will, in good faith, endeavor to secure such registration or qualification or approval; provided, however, that the Company shall not be required to issue Shares to any person, pursuant to exercise of the Options, who shall be resident in any state in which such exercise would be unlawful or if such qualification, registration or approval shall require the Company to file a general consent of service of process or qualify to do business as a foreign corporation in such state.

5.3. Payment of Taxes

The Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect to the issuance of Options, or the issuance or delivery of any Shares upon exercise of the Options, provided, however, that if Shares are to be delivered in a name other than the name of the Registered Holder of the Option representing any Option being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Option Agent the amount of transfer taxes or charges incident thereto, if any.

5.4. Requisition of Shares

The Option Agent is hereby irrevocably authorized by the Company to requisition, from time to time, certificates representing Shares required to be delivered upon exercise of the Options.

SECTION 6

EXCHANGE AND REGISTRATION OF TRANSFER

6.1. Exchanges and Transfers

Options may be exchanged for other Options representing an equal aggregate number of Options or may be transferred, in whole or part, under the terms of this Agreement. Options to be exchanged shall be surrendered to the Option Agent at its Corporate Office, and the Company shall execute and the Option Agent shall countersign, issue and deliver in exchange therefor the Option or Options that the Registered Holder making the exchange shall be entitled to receive.

6.2. Books and Records

The Option Agent shall keep at such office books and records in which it shall register Options and the transfer thereof. Upon due presentment at such office of any Option for registration of transfer, the Company shall execute and the Option Agent shall issue and deliver to the transferee(s) a new Option or Options representing an equal aggregate number of Options.

6.3. Procedures of Transfers, etc.

With respect to all Options presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Option Agent. Such documentation shall be duly executed by the Registered Holder or his duly authorized attorney. The Company may require payment by the holders of Options of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with exchange or registration of transfer of Options. All Options so surrendered for exchange or transfer shall be promptly canceled by the Option Agent in accordance with previous instructions pertaining to the Company's Shares.

6.4. Registered Holders

Prior to due presentment for registration of transfer, the Company and the Option Agent may deem and treat the Registered Holder of any Option as the absolute owner thereof and of each Option represented thereby, for all purposes (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Option Agent), and shall not be affected by any notice to the contrary.

SECTION 7

LOSS OR MUTILATION

Upon receipt by the Company and the Option Agent of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Option, and (i) in the case of loss, theft or destruction, upon receipt by the Company and the Option Agent of indemnity satisfactory to them, or (ii) in the case of mutilation, upon surrender and cancellation upon receipt of such Option, the Company shall execute and the Option Agent shall countersign and deliver in lieu thereof a new Option representing an equal aggregate number of Options. Applicants for a substitute Option shall comply with such other reasonable regulations and pay such other reasonable charges as the Option Agent may prescribe.

SECTION 8

ADJUSTMENT OF EXERCISE PRICE

AND

NUMBER OF SHARES DELIVERABLE

8.1. Adjustment Events

The Exercise Price and the number of shares (and, in certain events, the class or classes of capital stock of the Company) purchased upon the exercise of each Option are each, respectively, subject to adjustment from time to time as hereinafter provided prior to the expiration of any Option by its exercise or by its terms, in case any one or more of the events and referred to described below shall occur at any time or from time to time; that is to say, if the Company shall: (i) issue any shares of its Common Stock as a dividend or subdivide its outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to each Option in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to each Option shall be proportionately increased; or,

(ii) combine its outstanding shares of Common Stock into a smaller number of such shares,

then, in such case, the then applicable Exercise Price per share of the shares of Common Stock purchasable pursuant to each Option in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to each Option shall be proportionately decreased; or

(iii) issue by reclassification of its shares of Common Stock any shares of its capital stock,

then, as a condition of such recapitalization, lawful and adequate provision shall be made whereby the holder of each Option shall have, immediately after the effective date of any such reclassification, the right to purchase, upon the basis and on the terms and conditions specified herein, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of each Option, such shares of stock or other securities as may be issued or payable with respect to, or in exchange for the number of shares of Common Stock of the Corporation theretofore purchasable upon the exercise of each Option, had such recapitalization not taken place; and in any such event, the rights of the Option holder to any adjustment in the number of shares of Common Stock purchasable upon the exercise of each Option, as hereinbefore provided, shall continue and be preserved in respect of any stock or other securities which the Option holder becomes entitled to purchase.

If after an adjustment the holder of a Option upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 8, a Option may only be exercised in full by payment of the entire Exercise Price currently in effect; or (iv) merge or consolidate with or into another corporation or sell or convey to another corporation, all or substantially all of the Company's assets then, as a condition of such consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Option then outstanding shall receive, on exercise of such Option, the kind and amount of securities and property receivable upon such change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Option immediately prior to such consolidation, merger, sale or conveyance, and shall forthwith file at the Corporation Office of the Option Agent a statement signed by its Chairman of the Board or President and by its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

(v) take a record of the holders of its Common Stock for the purpose of entitling them to purchase shares of its Common Stock at a price per share more than 10% below the current market price per share of its Common Stock (as defined below) at the date of taking such record, then, the number of shares of Common Stock purchasable pursuant to this Option shall be adjusted by multiplying (a) the number of shares of Common Stock which the holder hereof was entitled to receive immediately prior to such adjustment (taking into account fractional interests to the nearest 1000th of a share) by (b) a fraction, the numerator of which is the number of shares of the Common Stock of the Corporation outstanding (excluding the shares owned by the Corporation) immediately prior to the taking of such record plus the number of additional shares offered for purchase, and the denominator of which is the number of shares of Common Stock of the Corporation outstanding (excluding shares owned by the Corporation) immediately prior to the taking of such record plus the number of shares which the aggregate offering price of the total number of additional shares so offered could purchase at such current market price and the price per share shall be that number determined by multiplying (a) the price per share in effect immediately prior to the taking of such record by (b) a fraction, the numerator of which is the number of shares purchasable hereunder immediately prior to taking of such record and the denominator of which is the number of shares purchasable hereunder immediately after the taking of such record.

(vi) reduce the exercise price of any or all classes of Options, then, as a condition of such reduction it shall be made uniformly as to all Options of that class then outstanding. For the purpose hereof, the current market price per share of Common Stock of the Corporation at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days commencing forty-five (45) business days before the day in question. The closing price for each day shall be the last sale price, or, in case of no sales on such day, the average of the closing bid and asked prices, in either case as officially quoted by any National Securities Exchange, or, if the Common Stock of the Corporation is not listed or admitted to trading on any such Exchange, the average of the highest bid and asked prices as reported in the sheets of the National Association of Securities Dealers, Inc. for the over the counter market in New York City, or if not so reported, the average of the highest bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for the purpose.

8.2. Conditions Precedent

Before taking any action that would cause an adjustment increasing the then par value of the Shares issuable upon exercise of the Options above the Exercise Price, the Company shall have the right to take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such adjusted Exercise Price. Upon any adjustment of the Exercise Price required to be made pursuant to this Section 8, within 30 days thereafter the Company shall (a) cause to be filed with the Option Agent written notice thereof, which notice shall be accompanied by a certificate of the Company's independent auditors, stating the adjusted Exercise Price and the adjusted number of Shares purchasable or the kind and amount of any securities or property purchasable upon exercise of a Option, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (b) cause to be mailed to each of the Registered Holders of the Option Certificates written notice of such adjustment. Such notice may be given in advance and included as a part of the notice required to be mailed pursuant hereto.
(i) In case at any time (a) the Company shall declare any dividend upon its Shares payable otherwise than in cash or in Shares of the Company; or (b) the Company shall offer for subscription to the holders of its Shares any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the continuing corporation, and which does not result in any reclassification or change of the then outstanding Shares or other capital stock issuable upon exercise of the Options (other than a change in par value or a subdivision or combination of such shares); or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to each of the Registered Holders of outstanding Options, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date of which the books of the Company shall close or a record shall be taken for such dividend, distribution of, or grant of subscription rights, or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Options. Such notice shall also specify the date as of which the record holders of the Shares shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Options shall terminate).

(ii) Without limiting the obligation of the Company to provide notice to the Registered Holders of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

SECTION 9

REDEMPTION

The Company may not redeem or call the Options.

SECTION 10

CONCERNING THE OPTION AGENT

10.1. Capacity

The Option Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Option Agent shall not, by issuing and delivering Options or by any other act hereunder, be deemed to make any representations as to (i) the validity or value or authorization of (A) the Option or the Options represented thereby, or (B) any securities or other property delivered upon exercise of any Option; or (ii) whether any Shares of capital stock issued upon exercise of any Option is fully paid and nonassessable.

10.2. Limitations of Responsibility

The Option Agent shall not, at any time, be under any duty or responsibility to any holder of Options (i) to make or cause to be made any adjustment of the Exercise Price provided in this Agreement; (ii) to determine whether any fact exists that may require any such adjustments; (iii) to determine the nature or extent of any such adjustment, when made; or (iv) to determine the method employed in making any such adjustment. The Option Agent shall not be (i) liable for any recital or statement of fact contained herein or for any action taken, suffered, or omitted by it in reliance on any Option or other document or instrument believed by it in good faith to be genuine, and to have been signed or presented by the proper party or parties, (ii) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Option, or (iii) liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

10.3. Advice of Counsel

The Option Agent, may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

10.4. Effect of Order of the Company

Any notice, statement, instruction, request, direction, order, or demand of the Company shall be sufficiently evidenced by an instrument signed by any of the Chairman of the Board, President, Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Option Agent shall not be liable for any action taken, suffered, or omitted by it in accordance with such notice, statement, instruction, request, direction, order, or demand.

10.5. Compensation and Fees

The Company agrees to pay the Option Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder, in such amount as shall be mutually agreed upon by the parties hereto; it further agrees to indemnify the Option Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Option Agent in the execution of its duties and powers hereunder except losses, expenses, and liabilities arising as a result of the Option Agent's negligence or willful misconduct.

10.6. Resignation

The Option Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Option Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days' prior to the date such resignation is to become effective, the Option Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Option at the Company's expense. Upon such resignation the Company shall appoint a new Option agent in writing. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Option Agent, then the Registered Holder of any Option may apply to any court of competent jurisdiction for the appointment of a new Option agent. Any new Option agent, whether appointed by the Company or by such court, shall be (i) a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or (ii) a stock transfer company. After acceptance of such appointment by the new Option agent is received by the Company, such new Option agent shall be vested with the same powers, duties, rights, and responsibilities as if it had been originally named herein as Option Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Option agent. No later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Option agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Option.

10.7. Termination

The Company may terminate the Option Agent hereunder and be discharged from all further duties and liabilities hereunder (except liabilities for the Option Agent's then-due compensation and expenses), after giving 30 days' prior written notice to the Option Agent.

10.8. Successors

Any corporation into which the Option Agent or any new Option agent may be converted or merged, or any corporation resulting from any consolidation to which the Option Agent (or any new Option agent) shall be a party, or any corporation succeeding to the corporate trust business of the Option Agent shall be a successor Option agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Option Agent under the provisions of the preceding paragraph 10.6. Any such successor Option agent shall promptly cause notice of its succession as Option agent to be mailed to the Company and to the Registered Holder of each Option.

10.9. Permitted Transactions

The Option Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Options or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent as though the Option Agent were not the Option agent hereunder. Nothing herein shall preclude the Option Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 11

RIGHTS OF THE REGISTERED HOLDER

No registered holder shall, by virtue hereof, be entitled to any rights of a shareholder in the company, either at law or equity. The rights of the Registered Holder are limited to those expressed in the Option and are not enforceable against the Company except to the extent set forth in this Agreement and in the Option Certificates.

SECTION 12

MODIFICATION OF AGREEMENT

The Option Agent and the Company, by supplemental agreement, may make any changes in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and that shall not adversely affect the interests of the holders of Option Certificates (this provision, for instance, shall permit the Exercise Price to be decreased at the Company's option).

SECTION 13

NOTICES

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed, first class postage prepaid, or delivered to a telegraph office for transmission: (a) if to the Registered Holder of a Option Certificate, at the address of such holder as shown on the registry books maintained by the Option Agent; (b) if to the Company, at 1415 Louisiana, Suite 3100, Houston, Texas 77002, or at such other address as may have been furnished to the Option Agent in writing by the Company; and (c) if to the Option Agent, at 5899 South State Street, Salt Lake City, Utah 84107. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                     PLANET RESOURCES, INC.
Attest:

/s/Jacque N. York.............................       By:/s/A.W. Dugan.....................................
-----------------                                      --------------
Jacque N. York, Secretary                                 A.W. Dugan, President

EXHIBIT A

TO

OPTION AGREEMENT

EXERCISABLE FROM 9:00 A.M., HOUSTON TIME,

ON THE INITIAL OPTION EXERCISE DATE,

UNTIL 5:00 P.M., HOUSTON TIME, DECEMBER 31, 2004

No. _______ ______ Options OPTION CERTIFICATE PLANET RESOURCES, INC.

This Option Certificate (“this Option”) certifies that _____________________________________________, or registered assigns, is the registered holder of ____________ Options (the “Options”) to purchase Common Stock, $.001 par value per share (the “Common Stock”), of Planet Resources, Inc., a Delaware corporation (the “Company”). Each Option entitles the holder to purchase from the Company after 9:00 a.m. Houston time, on the initial Option exercise date and before 5:00 p.m., Houston time on the earlier of (i) the date which is the last day of the 36 month period commencing on the Initial Option Exercise Date, or (ii) such later date as the Company may at its option determine (the “Expiration Date”) one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Option, subject to adjustment in certain events (the “Exercise Price”), of $.15 per share. Each Option entitles the Holder to purchase at the Exercise Price upon surrender of this Option and payment of the Exercise Price at an office or agency of the Company, but only subject to the conditions set forth herein and in the Option Agreement (as hereinafter defined). Payment of the Exercise Price may be made in cash, or by certified or official bank check payable to the order of the Company, or any combination of such cash or check. As used herein, “Share” or “Shares” refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of an Option as provided for in the Option Agreement upon the happening of certain events. The Exercise Price and the number of Shares and classes of capital stock purchasable upon exercise of the Options are subject to adjustment upon the occurrence of certain events set forth in the Option Agreement. In the event that upon any exercise of Options evidenced hereby, the number of Options exercised shall be less than the total number of Options evidenced hereby, there shall be issued to the holder hereof or his assignee a new Option Certificate evidencing the number of Options not exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of this Option.

No Option may be exercised after 5:00 P.M., Houston time, on the Expiration Date. All Options evidenced hereby shall thereafter be void.

The Options evidenced by this Option Certificate are part of a duly authorized issue of Options issued pursuant of an Option Agreement dated as of August ___, 1999 (the “Option Agreement”), duly executed by the Company which Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder of the Option Certificates).

The Option Agreement provides that upon the occurrence of certain events, the Exercise Price set forth above and the number of shares and classes of capital stock of the Company may, subject to certain conditions, be adjusted. No fractions of Shares will be issued upon any such adjustment, but the persons entitled to such fractional interests will be paid, as provided in the Option Agreement, an amount in cash equal to the current market value of such fractional Shares.

Option Certificates, when surrendered at an office or agency of the Company by the holder thereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Option Agreement, but without payment of any service charge, for another Option Certificate or Option Certificates of like tenor evidencing in the aggregate a like number of Options.

Upon due presentment for registration of transfer of this Option Certificate at an office or agency of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing in the aggregate a like number of Options shall be issued to the transferee(s) in exchange for this Option Certificate, subject to the limitations provided herein and in the Option Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.7

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Option Certificate which are defined in the Option Agreement shall have the meanings assigned to them in the Option Agreement.

IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.

Dated:............................................... By: -------------------------------------------------- Countersigned: ATLAS STOCK TRANSFER CORP. Option Agent By: -----------------------------------------

Attest:                                                       PLANET RESOURCES, INC.

/s/Jacque N. York                                             By:/s/A.W. Dugan
-----------------------------------------                       ---------------------------------
Jacque N. York, Secretary                                            A.W. Dugan, President
[FORM OF ELECTION TO PURCHASE] (To be executed upon exercise of Option)

The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of Planet Resources, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _______________________________ whose address is _____________________________, and that such certificate be delivered to ___________________, whose address is ___________________ _______________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Option Certificate representing the remaining balance of the Shares be registered in the name of ___________________, whose address is _____________________ ____________ and that such Certificate be delivered to ______________, whose address is ______________________________.

Dated: Signature:_______________ (Signature must conform in all respects to name of holder as specified on the face of the Option Certificate) (Insert Social Security or Other Identifying Number of Holder) ................................................................................................................... [FORM OF ASSIGNMENT] (To be executed by the registered holder if such holder desires to transfer the Option Certificate) .........FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto ___________________________, .......................................................................................................... (Please print name and address of transferee)

this Option Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Option Certificate on the books of the within-named Company, with full power of substitution.

Dated: Signature:_______________ (Signature must conform in all respects to name of holder as specified on the face of the Option Certificate) (Insert Social Security or Other Identifying Number or Assignee)

EXHIBIT 4.3

THE	SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN

AVAILABLE EXEMPTION FROM REGISTRATION.

Number  ____                                                                                                    __________  Shares

NEW PLANET RESOURCES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE This Certifies that SPECIMEN is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF New Planet Resources, Inc. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. Witness the manual signatures of the Company's duly authorized officers. Dated: ________________ .................................... .................................. Jacque N. York, Secretary A.W. Dugan, President ASSIGNMENT FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ................................................................................................................... (Please print or typewrite name and address, including postal zip code, of assignee) ................................................................................................................... the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ................................................................................................................... Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises. Dated: ....................................................................... Signature Guaranteed: ....................................................................... NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT 5.1

SONFIELD and Sonfield

A Professional Corporation

LEON SONFIELD (1865-1934)                              ATTORNEYS AT LAW                                      NEW YORK
GEORGE M. SONFIELD (1899-1967)                                                                            LOS ANGELES
ROBERT L. SONFIELD (1893-1972)                                                                       WASHINGTON, D.C.
    ____________________                            770 SOUTH POST OAK LANE
                                                     HOUSTON, TEXAS 77056
FRANKLIN D. ROOSEVELT, JR. (1914-1988)                 WWW.SONFIELD.COM

                                                   Telecopier (713) 877-1547
ROBERT L. SONFIELD, JR.                                      ____
Managing Director                                  Telephone (713) 877-8333
robert@sonfield.com
November 6, 2000 Board of Directors Planet Resources, Inc.

1415 Louisiana, Suite 3100Houston,
Texas 77002

Ladies and Gentlemen: .........In our capacity as counsel for Planet Resources, Inc. (formerly New Planet Resources, Inc.) (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 1,605,818 shares of Common Stock, par value $.001 per share ("Company Common Stock") 405,000 options ("Company options") to Internet Law Library, Inc. (formerly Planet Resources, Inc.) ("Internet Law") and the distribution of the Company Common Stock and Company options to the stockholders of Internet Law (the "distribution"), pursuant to the terms of a Plan and Agreement of distribution by and between Internet Law and the Company (the "distribution agreement"). A copy of the distribution agreement has been filed as an exhibit to the registration statement of which the prospectus is a part, all as set out and described in the Company's registration statement on Form SB-2 (File No. 333-76533) under the Securities Act of 1933 (the "registration statement"). We have also participated in the preparation and filing of the registration statement including the federal income tax information set out therein under the caption "Federal Income Tax Consequences" and elsewhere in the prospectus constituting a part of the registration statement.

.........Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;
(2) Upon effectiveness of the registration statement the Company will have taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of the Company common stock, the Company options and the shares of the Company common stock issuable upon exercise of the Company options to be issued pursuant to the registration statement;

(3) The 1,605,818 shares of the Company common stock, when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

(4) The 405,00 Company options, when issued and distributed pursuant to the registration statement, will be validly issued options to purchase fully paid and nonassessable shares of common stock of the Company;

(5) The 405,000 shares of the Company common stock, issuable upon exercise of the Company options when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

(6) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we are of the opinion that the discussion in the prospectus under the caption “Federal Income Tax Consequences” of the federal income tax laws relevant to the prospective investors, although necessarily general, considers each material federal income tax issue of significance to Internet Law stockholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.

We hereby consent to the use of this opinion as an exhibit to the registration statement and to the references to our firm in the prospectus. Yours very truly, /s/Sonfield and Sonfield ......... ------------ SONFIELD and SONFIELD

EXHIBIT 10.1

NEW PLANET RESOURCES, INC.

STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Stock Incentive Plan (the “Plan”) is to advance the interests of New Planet Resources, Inc. (the “Company”) and its stockholders by providing deferred stock incentives in addition to current compensation to certain key executives and certain directors of the Company and of its subsidiaries who contribute significantly to the long-term performance and growth of the Company and such subsidiaries. As used in this Plan, subsidiary includes parent of the Company and any subsidiary of the Company within the meaning of Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended (“Code”), respectively.

2. Administration

The Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”) or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Plan (the Board of Directors or such duly authorized committee hereinafter referred to as the “Board”), as such is from time to time constituted.

The Board shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitation described herein) to select the employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each employee selected, to determine the time when Awards will be granted, and to prescribe the form of the instruments evidencing Awards made under the Plan. The Board shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the Manner and to the extent the Board deems desirable to carry it into effect. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number of any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be able for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3. Participation

Subject to the provisions of the Plan, the Board shall have exclusive power to select the directors and officers and other key employees of the Company and its subsidiaries participating in the Plan to be granted Awards under the Plan.

4. Awards Under the Plan

(a) Type of Awards. Awards under the Plan may be of three types: (i) “Non-qualified Stock Options” or “Incentive Stock Options,” (ii) “Stock Appreciation Rights” attached to Stock Options, or (iii) “Restricted Stock.” Stock Options are rights to purchase shares of Common Stock of the Company having a par value of $.001 per share (the “Common Stock”). Stock Appreciation Rights are rights to receive, without payment to the Company, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the Stock Option to which the Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 5. Restricted Stock is a share of Common Stock which is subject to the repurchase option and the other terms, conditions and restrictions described in Paragraph 6.

(b) Maximum Number of Shares That May Be Issued. There may be issued under the Plan (as Restricted Stock or pursuant to the exercise of Stock Options or Stock Appreciation Rights) an aggregate of not more than 2,500,000 shares of Common Stock, subject to adjustment as provided in Paragraph 7. In addition to Common Stock actually so issued, there shall be deemed to have been issued pursuant to the Plan (and therefore no longer available in connection with Awards) a number of shares equal to the aggregate of the number of shares of Common Stock under option in respect of which Stock Appreciation Rights granted pursuant to subparagraph 5(f) shall have been exercised minus the number of shares of Common Stock, if any, issued upon exercise of such Stock Appreciation Rights. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or reacquired shares, or both. If any Common Stock issued as Restricted Stock shall be repurchased pursuant to the option described in Paragraph 6 below, or if any Common Stock issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such shares may again be issued under the Plan.

(c) Rights with Respect to Common Stock
(i) An employee to whom an Award of Restricted Stock has been made shall have, after issuance to him of a certificate for the number of shares of Common Stock awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such shares of Common Stock as herein provided, ownership of such shares of Common Stock, including the right to vote the same and to receive dividends thereon, subject however, to the options, restrictions and limitations imposed thereon pursuant to the Plan.

(ii) An employee to whom an Award of Stock Option or Stock Appreciation Rights is made (and any person succeeding to such an employee’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Stock Option or Stock Appreciation Rights until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(d) Exercise of Options and Stock Appreciation Rights: Expiration of Restrictions Applicable to Restricted Stock. Options and Stock Appreciation Rights shall be subject to such terms and conditions upon exercisability as the Board may determine consistent with the provisions of this Plan. Repurchase and other restrictions applicable to Restricted Stock shall be such as are determined in the discretion of the Board consistent with the provisions of the Plan. The Board may determine to permit any Option granted hereunder to be exercisable immediately upon the date of grant or any time thereafter. The Board may determine to permit any Stock Appreciation Right granted hereunder to be exercisable not less than six months after the initial award of the Option containing, or the amendment or supplementation of any existing Option Agreement adding the Stock Appreciation Right; provided, however, that this limitation shall not apply in the event of death or disability. The Board may determine that there shall be no restrictions applicable to Restricted Stock awarded under the Plan.

5. Stock Options and Stock Appreciation Rights

The Board may grant Stock Options (to which may but need not be attached Stock Appreciation Rights as specified in subparagraph 5(f). Each Stock Option (referred to herein as an “Option”) granted under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions, including but not limited to restrictions upon the Option or the shares of Common Stock issuable upon exercise thereof, as the Board, in its discretion, shall establish):

(a) The Option price shall be determined by the Board at the time the Option is granted and shag not be less than the par value of such shares of Common stock.

(b) The Board will determine the number of shares of Common Stock to be subject to each Option. The number of shares of Common Stock subject to an outstanding Option will be reduced on a share for share basis to the extent that shares of Common Stock under such Option are used to calculate the cash and/or shares of Common Stock received pursuant to exercise of a Stock Appreciation Right attached to such Option.

(c) The Option shall not be transferable by the optionee otherwise than will or the laws of descent and distribution, and shall be exercisable during his lifetime only to him.

(d) The Board will determine the conditions and terms governing the exercise of granted Options; provided, however that no Option shall be exercisable:

(i) after the expiration of ten years from the date it is granted and may be exercised during the period prior to its expiration only at such time or times as the Board may establish;

(ii) unless payment in United States dollars by cash or check is made for the shares being acquired thereby in frill at the time of exercise, or at the option of the holder of such Option, in Common Stock theretofore owned by such holder (or any combination of cash and Common Stock).

For purposes of determining the amount, if any, of the purchase price satisfied by payment of Common Stock under clause (ii) above, such Common Stock shall be valued at its fair market value on the date of exercise. Fair market value means the fair market value of one share of Common Stock on the date in question, which is deemed to be the mean between the highest and lowest sales prices per share of Common Stock on any national stock exchange upon which Common Stock is listed, or if Common Stock is not listed on any national stock exchange, the mean between the highest closing bid and lowest closing asked prices for Common Stock as reported by the National Association of Securities Dealers NASDAQ System, or if not reported by such system, the mean between the closing bid and asked prices as quoted by such quotation source as shall be designated by the Board on that date. If there shall have been no sale on the date in question, fair market value shall be determined by reference the last preceding date on which such a sale or sales were so reported. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assigned to the Company. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder’s promissory note, such note to be subject to such terms and conditions as the Board may determine. The Board may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to cause the Company to lend to be holder of an Option, funds on such terms and conditions as the Board may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which an Option is to be exercised.

(e) If any person to whom an Option has been granted shall die holding an Option which has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) hereon, exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death.

(f) If the Board, in its discretion, so determines, there may be attached to the Option a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall impose, including the following.

(i) A Stock Appreciation Right may be exercised only to the extent that the option to which it is attached is at the time exercisable. However, if the option to which the Stock Appreciation Right is attached is exercisable and if the optionee is at the relevant time an officer or director of the Company who is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (“Covered Participant”) the Stock Appreciation Right may, subject to the approval of the Board, be exercised under such terms and conditions as may be specified by the Board;

(ii) A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of subparagraph 5(e) hereon to surrender unexercised the Option to which the Stock Appreciation Right is attached (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Board, less than) the excess of the value of one share over the option price per share times the number of shares subject to the option, or portion thereof, which is so surrendered. The Company shall be entitled to elect to settle its obligation arising out of the exercise of a Stock Appreciation Right, by the payment of cash equal to the aggregate value of the shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares of Common Stock. Any such election shall be made within 15 business days after the receipt by the Board of written notice of the exercise of the Stock Appreciation Right. The value of a share of Common Stock for this purpose shall be the fair market value thereon on the last business day next preceding the date of the election to exercise the Stock Appreciation Right;

(iii) No fractional shares shall be delivered under this subparagraph 5(f) but in lieu thereof a cash adjustment shall be made.

(g) The Option agreement evidencing any incentive stock option granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 425(c) of the code and the regulations promulgated thereunder, of any share or shares of Common Stock issued to him pursuant to his exercise of an Option granted under this Plan within the two-year period commencing on the day after the date of the granting of such Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

6. Restricted Stock

Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe form time to time in accordance with the Plan and shall comply with the following terms and conditions (and with such other terms and conditions as the Board, in its discretion, shall establish):

(a) The Board shall determine the number of shares of Common Stock to be issued to a participant pursuant to the Award.
(b) Shares of Common Stock issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Board shall determine, from the date on which the Award is granted (the “Restricted Period”). The Company will have the option to repurchase the shares subject to the Award at such price as the Board shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the Award is granted or if, on or prior to the expiration of the Restricted Period or the earlier lapse of the Option, the participant has not paid to the Company an amount equal to any Federal, State or local income or other taxes which the Company determines is required to be withheld in respect of such shares. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Board when the Award is made. Certificates for shares of Common Stock issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing Option and other restrictions and to the fact that the shares are partly paid. Any attempt to dispose of any such shares of Common Stock in contravention of the foregoing Option and other restrictions shall be null and void and without effect. If shares of Common Stock issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the Option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares of Common Stock awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the Option described above is not exercised by the company during such period as is specified by the Board when the Award is made, such Option and the restrictions imposed pursuant to the first sentence of this subparagraph 6(b) shall terminate and be of no further force and effect.

7. Stock Dividends, Stock Splits, Reorganizations and Certain Other Corporation Transactions

(a) Exercise or Corporate Powers. The existence of outstanding awards of Options, Stock Appreciation Rights or Restricted Stock shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures preferred or prior preference stocks ahead of or affecting the Company’s shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(b) Recapitalization of the Company. If, while there are Options, Stock Appreciation Rights or Restricted Stock outstanding, the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares or recapitalization or other increase or reduction in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number of shares of Common Stock available under the Plan and the number of Options, Stock Appreciation Rights or Restricted Stock which may thereafter be exercised shall (i) in the event of an increase in the number of shares outstanding, be proportionately increased and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the award shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares outstanding, be proportionately reduced, and the fair market value of the Options, Stock Appreciation Rights or Restricted Stock awarded as of the date of the Award shall be proportionately increased.

(c) Reorganization of the Company. If the Company is reorganized, or merged or consolidated or a party to a plan of exchange with another corporation pursuant to which reorganization, member, consolidation or plan of exchange stockholders of the Company receive any shares of Common Stock or other securities, or if the Company shall distribute securities of another corporation to its stockholders, each Participant shall be entitled to receive in lieu of the number of unexercised Options, Stock Appreciation Rights at the date of award, to which such holder would have been entitled pursuant to the terms of the agreement of merger of consolidation, if immediately prior to such merger or consolidation such holder had been the holder of record of a number of shares of Common Stock equal to the number of the unexercised Options or Stock Appreciation Rights previously awarded to him, and Restricted Stock shall be treated the same as unrestricted outstanding shares of Common Stock; provided, that, anything herein contained to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or consolidation of the Company where it is not the surviving corporation, each Participant shall be entitled to a benefit as though he had become fully vested in all Options, Stock Appreciation Rights and Restricted Stock previously awarded to him and then outstanding under this Plan, and had terminated employment with the Company immediately prior to or concurrently with such dissolution or liquidation or merger or consolidation.

(d) Issue of Common Stock by the Company. Except as hereinabove expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or fair market value of, any Options or Stock Appreciation Rights then outstanding under previous awards but holders of Restricted Stock shall be treated the same as the holders of outstanding unrestricted shares of Common Stock

(e) Change In Control. The Board may, in its sole discretion, provide that an Option or Stock Appreciation Right shall become fully exercisable or that a share of Restricted Stock shall be free of any restrictions upon a Change in Control of the Company (as defined in the next sentence). “Change in Control” of the Company shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the company’s then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

8. Designation of Beneficiary By Participant

A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Awards under the Plan in the event of his death, on a form to be provided by the Board. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s beneficiary, such payment will be made to the participant’s executors or administrators, and the term “beneficiary” as used in the Plan shall include such person or persons.

9. Taxes

(a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options or Stock Appreciation Rights or Restricted Stock granted under this Plan.

(b) Notwithstanding the terms of subparagraph 9(a), any participant may pay all or any portion of the taxes required or allowed to be withheld by the Company if paid to him in connection with the exercise of an Option, Stock Appreciation Right or vesting of any Award of Restricted Stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with subparagraph 5(d), equal to the amount required to be withheld or paid. A Participant must take the foregoing election on or before the date (bat the amount of tax to be withheld is determined (“Tax Date”). Such elections are irrevocable and subject to disapproval by the Board. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of the Award, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period (as defined herein). Where the Tax Date in respect of an Award is deferred until after exercise or expiration of restrictions and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the Option or exercise of the Stock Appreciation Right or expiration of restrictions of the Restricted Stock, as the case may be, but the Covered Participant shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company’s withholding obligation or his estimated tax obligation on the Tax Date. As used herein, Window Period means the period commencing on the third business day following the Company’s release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.

10. Miscellaneous Provisions

(a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary.

(b) A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and not such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws.

(d) The expenses of the Plan shall be home by the Company.
(e) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund to make any other segregation of assets to assure the payment of any Award under the Plan and payment of Awards shall be subordinate to the claims of the Company’s general creditors.

By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Board.

11. Amendment or Discontinuance

The Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall be effective unless and until the same is approved by the stockholders of the, Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award theretofore granted without such participant’s written consent.

12. Termination

This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board of Directors terminating the Plan; or (b) ten years from the date hereof
No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

13. Stockholder Adoption

The Plan shall be submitted to the stockholders of the Company for their approval and adoption on or before March 26, 1999. The Plan shall not be effective and any Award made hereunder shall be void and of no effect if the Plan is not so approved. The stockholders shall be deemed to have approved the Plan only if it is approved at a meeting of the stockholders duly held on or before that date by vote or by written consent in the manner required by the laws of the State of Delaware.

EXHIBIT 10.2

INDEMNIFICATION AGREEMENT

AGREEMENT, effective as of March 26, 1999, between NEW PLANET RESOURCES, INC., a Delaware corporation (the "Company"), and A.W. Dugan ("Indemnitee"). WHEREAS, Indemnitee is a director (or officer) of the Company; WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs; WHEREAS, in recognition of Indemnities need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.; NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Claim”) by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an “Indemnifiable Event”), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively “Expenses”), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the “Reviewing Party”) shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

        2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

        3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee’s entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

        4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

        5. For purposes of this Agreement, (a) “Change in Control of the Company” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

        6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney’s fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

        7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

        8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

        9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors’ and Officers’ Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

        10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee’s rights, and the Company’s obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

        11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

        12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

        13. (a) Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company’s prior written consent, which consent shall not be unreasonably withheld.

        14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee’s participation in such Claim. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

        15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

        18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

        19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

        20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NEW PLANET RESOURCES, INC.

By:/s/A.W. Dugan ------------------------ A.W. Dugan, President INDEMNITEE /s/A.W. Dugan..... ......... ------------------------------------ A.W. Dugan

EXHIBIT 10.3

INDEMNIFICATION AGREEMENT

AGREEMENT, effective as of March 26, 1999, between NEW PLANET RESOURCES, INC., a Delaware corporation (the "Company"), and Jacque N. York ("Indemnitee"). WHEREAS, Indemnitee is a director (or officer) of the Company; WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs; WHEREAS, in recognition of Indemnities need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.; NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Claim”) by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an “Indemnifiable Event”), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively “Expenses”), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the “Reviewing Party”) shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

        2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

        3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee’s entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

        4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

        5. For purposes of this Agreement, (a) “Change in Control of the Company” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

        6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney’s fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

        7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

        8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

        9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors’ and Officers’ Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

        10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee’s rights, and the Company’s obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

        11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

        12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

        13. (a) Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company’s prior written consent, which consent shall not be unreasonably withheld.

        14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee’s participation in such Claim. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

        15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

        18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

        19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

        20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NEW PLANET RESOURCES, INC.

By:/s/A.W. Dugan ------------------------ A.W. Dugan, President INDEMNITEE /s/Jacque N. York. ------------------------------------ Jacque N. York

EXHIBIT 10.4

INDEMNIFICATION AGREEMENT

AGREEMENT, effective as of March 26, 1999, between NEW PLANET RESOURCES, INC., a Delaware corporation (the "Company"), and Michael Branstetter ("Indemnitee"). WHEREAS, Indemnitee is a director (or officer) of the Company; WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs; WHEREAS, in recognition of Indemnities need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.; NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Claim”) by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an “Indemnifiable Event”), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively “Expenses”), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the “Reviewing Party”) shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

        2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

        3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee’s entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

        4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

        5. For purposes of this Agreement, (a) “Change in Control of the Company” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

        6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney’s fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

        7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

        8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

        9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors’ and Officers’ Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

        10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee’s rights, and the Company’s obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

        11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

        12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

        13. (a) Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company’s prior written consent, which consent shall not be unreasonably withheld.

        14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee’s participation in such Claim. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

        15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

        18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

        19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

        20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NEW PLANET RESOURCES, INC.

By:/s/A.W. Dugan ------------------------ A.W. Dugan, President INDEMNITEE /s/Michael Branstetter ------------------------------------ Michael Branstetter

EXHIBT 10.5

INDEMNIFICATION AGREEMENT

AGREEMENT, effective as of March 26, 1999, between NEW PLANET RESOURCES, INC., a Delaware corporation (the "Company"), and Danyel Owens ("Indemnitee"). WHEREAS, Indemnitee is a director (or officer) of the Company; WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies at a time when it has become increasingly difficult to obtain adequate insurance coverage at reasonable costs; WHEREAS, in recognition of Indemnities need for substantial protection against personal liability in order to enhance Indemnitees continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the identification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies, regardless of any future change in the Certificate of Incorporation, By-Laws, composition of the Board of Directors, or structure of the Company.; NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. In the event Indemnitee was, is, or becomes a party to or a witness or other participant in, or is threatened to be made a party to or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Claim”) by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an “Indemnifiable Event”), the Company shall indemnify Indemnitee to the full extent permitted by law (the determination of which shall be made by the Reviewing Party referred to below) as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses (including attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) any Claim relating to any Indemnifiable Event) (collectively “Expenses”), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim and, if so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all such Expenses to Indemnitee; provided, however, that (i) the foregoing obligation of the Company shall not apply to a Claim that was commenced by the Indemnitee without the prior approval of the Board of Directors of the Company unless the Claim was commenced after a Change in Control (as defined in Section 5 herein); (ii) the foregoing obligation of the Company shall be subject to the condition that an appropriate person or body (the “Reviewing Party”) shall not have determined (in a written opinion in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law; and (iii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified for such Expenses under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee under this Agreement (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified or entitled to such expense advances under applicable law).

        2. If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party shall be (1) quorum of the Board of Directors consisting of directors who are not parties to the action, suit or proceeding acting by majority vote, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, independent legal counsel by the use of a written opinion or (3) the stockholders. If there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

        3. If Indemnitee has not been indemnified by the expiration of the foregoing thirty-day period or received expense advances or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to receive expense advances within two days of the request therefor in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to indemnification and expense advances or enforcement of Indemnitee’s entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances and the burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company; any determination by the Reviewing Party in favor of Indemnitee shall be conclusive and binding on the Company, unless facts supplied by Indemnitee which form the basis for the determination are subsequently determined to have been materially incorrect at the time supplied. Indemnitee agrees to bring any such litigation in any court in the States of Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

        4. The Company agrees that if there is a Change in Control of the Company (as hereinafter defined), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee who a majority of the disinterested Directors approves (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified or is entitled to expense advances under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

        5. For purposes of this Agreement, (a) “Change in Control of the Company” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

        6. To the extent Indemnitee is successful in such proceeding, the Company shall indemnify Indemnitee against any and all expenses (including attorney’s fees) which are incurred by the Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

        7. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Claim relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

        8. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law.

        9. The Company hereby agrees that, so long as Indemnitee shall continue to serve in a capacity referred to in Section 1 hereof, and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee served in any capacity referred to in Section 1 hereof, the Company shall maintain in effect for the benefit of Indemnitee any Directors’ and Officers’ Liability Insurance presently in force and effect, providing, in all respects, coverage at least comparable to that presently provided; provided, however, if, in the business judgment of the then Board, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance, then and in that event the Company shall not be required to maintain such insurance but shall and hereby agrees to the full extent permitted by law to hold harmless and indemnify Indemnitee to the fullest extent of the coverage which would otherwise have been provided for the benefit of Indemnitee.

        10. (a) In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expands the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such change shall be within the purview of Indemnitee’s rights, and the Company’s obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule which narrow the right of the Company to indemnify a person serving in a capacity referred to in Section 1 hereof, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, laws and regulations in effect now or in the future, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

        11. If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the full extent permitted by law, to the amount of expenses, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

        12. All obligations of the Company contained herein shall continue during the period Indemnitee serves in a capacity referred to in Section 1 hereof of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim relating to an Indemnifiable Event.

        13. (a) Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating to an Indemnifiable Event or proceeding in which Indemnitee is made or is threatened to be made a party or a witness, Indemnitee shall notify the Company of the commencement of such Claim; but the omission so to notify the Company shall not relieve the Company from any obligation it may have to indemnify or advance expenses to Indemnitee otherwise than under this Agreement.

(b) Indemnitee shall not settle any claim or action in any manner which would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify Indemnitee pursuant to this Agreement without the Company’s prior written consent, which consent shall not be unreasonably withheld.

        14. If any Claim relating to an Indemnifiable Event, commenced against Indemnitee is also commenced against the Company, the Company shall be entitled to participate therein at its own expense, and, except as otherwise provided hereinbelow, to the extent that it may wish, the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be obligated to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel, and lodging expenses arising out of Indemnitee’s participation in such Claim. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) otherwise authorized by the Company, (ii) Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or its stockholders or as to which Indemnitee shall have made the conclusion set forth in (ii) of this Section 14.

        15. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        16. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        17. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

        18. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

        19. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the full extent permitted by law.

        20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts-of-law rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NEW PLANET RESOURCES, INC.

By:/s/A.W. Dugan ------------------------ A.W. Dugan, President INDEMNITEE Danyel Owens ------------------------------------ Danyel Owens EXHIBIT 10.6

INDEMNIFICATION AGREEMENT

Agreement, effective as of March 30, 1999 between New Planet Resources, Inc., a Delaware corporation ("Indemnifying Party") WHEREAS, Planet and National previously entered into an Agreement and Plan of Reorganization, dated as of March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") of all of the outstanding shares of capital stock of National by Planet; WHEREAS, immediately after the Closing (as defined in the Reorganization Agreement) of the Acquisition Planet intends to transfer all of its mineral properties (as hereinafter defined) to New Planet in exchange for the issuance of shares of New Planet Common Stock; WHEREAS, Planet's board of directors expects to complete the Distribution (as hereinafter defined) immediately after the Closing of the Acquisition; and WHEREAS, the purpose of the Distribution is to make possible the Acquisition by divesting Planet of the mineral properties with which National is unwilling to combine, and this Distribution Agreement sets forth the various agreements between Planet and New Planet relating to the divestiture of the mineral properties by Planet. NOW THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, New Planet and Planet hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): Agreement: This Indemnification Agreement as amended or supplemented from time to time.
Affiliate: Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agent: Any Person authorized to act and who acts on behalf of any other Person with respect to the transactions contemplated by the Documents.
CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

Documents: This Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.
Environmental Laws and Orders shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

Indemnifiable Losses shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys’ fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

Mineral Properties shall mean the following:
(a) Subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

(b) Lease agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby Planet, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of “City Property” south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on “City Property” south of the fault.

Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.
Planet Indemnitees shall mean Planet, National, the directors and officers of Planet, National and each of the heirs, executors, successors and assigns of any of the foregoing.

RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

ARTICLE II

INDEMNIFICATION

Section 2.1 Indemnification by New Planet Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, New Planet shall indemnify, defend and hold harmless the New Planet Indemnitees from and against any and all Indemnifiable Losses of the New Planet Indemnitees arising out of, by reason of or otherwise in connection with (a) the Mineral Properties, (b) the breach, whether before or after the Distribution Date, by Planet of any provision of this Distribution Agreement or (c) any Planet Liabilities. Section 2.2 Procedures for Indemnification.
(a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a “Third Party Claim”) as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

(c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party’s prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that the Indemnifying Party’s indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

(d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

Section 2.3 Indemnification Payments. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. Section 2.4 Indemnities. . The obligations of New Planet under this Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.

ARTICLE III

DISPUTE RESOLUTION

Section 3.1 Indemnification Agreement Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article. Section 3.2 Arbitration in Accordance with American Arbitration Association Rules. All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes. Section 3.3 Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. Section 3.4 Costs of Arbitration. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared. Section 3.5 Settlement by Mutual Agreement. Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

SECTION IV

MISCELLANEOUS

Section 4.1 No Inconsistent Agreements. New Planet will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements. Section 4.2 Survival of Obligations. The obligations of the parties under Sections 3 and 4 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise). Section 4.3 Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court. Section 4.4 Entire Agreement, Amendment. This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter thereof. Planet acknowledges that it neither holds any right, warrant or option to acquire securities of New Planet, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. Section 4.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

        To New Planet:                                          To Planet

        New Planet Resources, Inc.                              Planet Resources, Inc.
        1415 Louisiana, Suite 3100                              One Park Ten Place, Suite 200
        Houston, Texas 77002                                    Houston, Texas 77084
        Attn: A.W. Dugan, President                             Attn: Hunter M.A. Carr, President

        with an additional copy by like means to:               with an additional copy by like means to:

        Sonfield and Sonfield                                     Planet Resources, Inc.
        770 South Post Oak Lane                                 One Park Ten Place, Suite 200
        Houston, Texas 77056                                    Houston, Texas 77084
        Attn: Robert L. Sonfield, Jr., Esq.                     Attn: Jonathan C. Gilchrist, Esq.
and/or to such other persons and addresses as any party shall have specified in writing to the other. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. Section 4.6 Assignability. This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties. Section 4.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware. Section 4.8 Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Section 4.9 Heading of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. NEW PLANET RESOURCES, INC. By: /s/A.W. Dugan ---------------------------------------- A.W. Dugan, President PLANET RESOURCES, INC. By: /s/Hunter M.A. Carr ---------------------------------------- Hunter M.A. Carr, President

EXHIBIT 10.8

LEASE AGREEMENT WITH CITY OF MULLAN, IDAHO

ASSIGNMENT OF MINING LEASE

For value received, Planet Resources, Inc., a Delaware Corporation, formally known as Allied Silver Lead Company, Assignor, hereby sells, assigns and transfers to New Planet Resources Inc., a Delaware Corporation, Assignee, all of Assignor's right, title and interest in and to that certain lease by and between the City of Mullan, County of Shoshone, State of Idaho and Allied Silver Lead Company, dated May 7, 198 1, a copy of which is attached hereto as Exhibit "1". By reason of this Assignment, Assignor assigns to the Assignee all of its rights, privileges and duties arising or existing under said Lease. Assignee hereby agrees to fully and faithfully perform all of Assignor's duties and obligations under said Lease. Dated this ___ day of ________________, 1999. Planet Resources, Inc. By: /s/Hunter M.A. Carr ----------------------------------------- Hunter M.A. Carr, President The above Assignment is hereby accepted by Assignee. New Planet Resources, Inc. By: /s/A.W. Dugan ----------------------------------------- A.W. Dugan STATE OF TEXAS ) )ss. County of HARRIS ) On this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Hunter M.A. Carr known or identified to me to be the President of Planet Resources, Inc., a Delaware corporation and the officer that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written. -------------------------------------------- Notary Public in and for the State of Texas Residing at: -------------------------------- My Commission expires: ---------------------- STATE OF TEXAS ) )ss. County of HARRIS ) On this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared _________________ or identified to me to be the Secretary of Planet Resources, Inc., a Delaware corporation and the officer that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same. IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written. -------------------------------------------- Notary Public in and for the State of Texas Residing at: -------------------------------- My Commission expires: ----------------------

MINING LEASE

THIS LEASE AGREEMENT, entered into this 7th day of May, 1981, by and between the CITY OF MULLAN, a municipal corporation organized under the laws of the State of Idaho, party of the first part and hereinafter referred to as the "LESSOR", and ALLIED SILVER LEAD COMPANY, an Idaho Corporation, having its principal place of business within the City of Mullan, County of Shoshone, State of Idaho, party of the second part, hereinafter referred to as the "LESSEE". W I T N E S S E T H: - - - - - - - - - - WHEREAS, the Lessor and the Lessee on the 28th day of December, 1970, entered into that certain letter of intent wherein the Lessor desired to lease to the Lessee the mineral rights owned by the Lessor and situated within the exterior boundaries of the City of Mullan, Shoshone County, State-of Idaho, and which letter of intent was later revised to a written mining lease, dated December 3,-1971; and WHEREAS, the parties now desire to enter into a new lease; NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS: 1. The Lessor does hereby let, lease and demise to the Lessee, for the term of Twenty-Five (25) years pursuant to Idaho Code Section 50-234, the exclusive right and privilege in the Lessee to mine for and extract any and all minerals which may underlie the surface of the real- property within the exterior geographical boundaries of the City of Mullan, County of Shoshone, State of Idaho, which may be owned by said Lessor and consisting of approximately 200 total acres and shown as outlined on Exhibit `A" attached hereto and by reference incorporated herein and shall be referred to as the "Property" or "Properties". 2. It is understood that the Lessee and/or its assignees intend to explore and develop the mineral rights owned by the Lessor and the Lessee jointly. In this regard, it is specifically understood by and between the parties hereto that the Lessee has entered into a letter of intent with Sunshine Mining Company, a Delaware corporation, licensed to transact business within the State of Idaho, for the exploration and development of the mining properties lying north of the Osburn fault as defined by attached Exhibit "B", owned by the Lessor and the Lessee and to receive from the exploration and development therefrom certain royalties to be paid by the Sunshine Mining Company for minerals extracted from the properties of the Lessor and the Lessee. In this regard, it is understood and agreed by the parties hereto that in consideration of the lease granted hereunder by the Lessor to the Lessee, that the Lessor shall be entitled to receive twenty per cent (20%) of any and all royalty payments, advance or otherwise, or other consideration which may be paid by the Sunshine Mining Company or any other assignee of all or part of this Lease to the Lessee. If and when the Lessor herein enters into any agreement for the exploration and development of its properties south of the Osburn fault, the Lessor shall be entitled to fifteen per cent (15%) of the returns from this property. 3. It is understood and agreed between the Lessor and the Lessee, that the Lessor, if it elects, shall be entitled to have one representative upon the Board of Directors of the Lessee during the term of this lease agreement or any extension or renewal thereof, so that the Lessor may be properly informed upon the progress of the work to be performed by the Lessee and/or its assignee under this agreement. 4. It is understood and agreed by the Lessee that in accordance with Idaho Code Section 50-234 that the-surface of said property shall to the extent provided by said statute in no wise be interfered with or disturbed, by the Lessee in the mining and extraction of any and all minerals which may be found within the property herein leased by the Lessor. 5. It is expressly understood and agreed that the Lessee may either choose to explore and/or develop the mineral rights of the Lessor subject to this agreement or to engage others to perform such exploration and/or development. The Lessor hereby agrees that the Lessee shall have the right to assign this agreement and all rights pertaining thereto. 6. It is expressly understood and agreed by and between the Lessor and the Lessee that all work which may be performed under the terms of this lease agreement by the Lessee and/or its assignee, shall be performed in such a manner and at such depths below the surface as will not cause or result in any caving or settlement of the surface or any damage to any buildings or other structures on the surface and situated within the exterior boundaries of the City of Mullan, County of Shoshone, State of Idaho. 7. To the extent permitted by the Laws of the State of Idaho, the Lessee shall have the option to renew said lease upon the same terms and conditions for an additional term of twenty-five (25) years from the date of expiration of this lease agreement by giving written notice of said renewal on or before 180 days from the expiration date of this lease agreement. 8. This lease of' subsurface minerals is intended to and does convey according to the terms and conditions hereof to the Lessee and/or its assignee during the term of this agreement and any renewal or extension thereof, all veins, fissures, stringers or other mineral bearing structures' and all ores therein containing precious or base metals, including but not limited to silver, lead, zinc, gold and copper, together with the right to enter into the above described property by such underground tunnels, drifts, crosscuts, laterals, raises, winzes or other necessary or appropriate openings as in the judgment of the Lessee and/or its assignees shall be necessary or convenient in its exploration and/or development of the property of the Lessor. IN WITNESS WHEREOF, The Lessor has caused these presents to be signed by its duly authorized Mayor and attested to by its City Clerk, and the Lessee has caused these presents to be signed by its duly authorized President and attested thereto by its duly authorized Secretary, the day and year first above written. ATTEST: CITY OF MULLAN ------------------------------------ -------------------------------------------- City Clerk Mayor ATTEST: ALLIED SILVER LEAD COMPANY ------------------------------------ -------------------------------------------- Secretary President

EXHIBIT 10.9

FORM OF MINING DEED

.........THIS INDENTURE, made the ___ day of ____________. 1999, between Planet Resources, Inc., a Delaware Corporation, party of the first part, and New Planet Resources, Inc., a Delaware Corporation, of 14.15 Louisiana Street, Suite 3 100, Houston, Texas, 77002-7360, party of the second part. W I T N E S S E T H: - - - - - - - - - -

.........That the said party of the first part, for and in consideration of the sum of ONE DOLLAR ($ 1.00), lawful money of the United States of America, to it in hand paid by the said party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained, sold, remised, released and forever quitclaimed and by these presents does grant, bargain, sell, remise, release and forever quitclaim unto said party of the second part, its heirs and assigns the following:

......... The subsurface mineral rights set forth in Exhibit "A" attached hereto as Exhibit A-1 through A-8.

.........Together with all the dips, spurs and angles, and also all the metals, ores, gold and silver-bearing quartz rock and earth therein belonging thereto, and all the rights, privileges and franchises thereto incident, appendant and appurtenant, or therewith usually had and enjoyed; and also all and singular the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, and the rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the said party of the first part, of, in and to said premises, and every part and parcel thereof, with appurtenances.

.........To have and to hold all and singular, the said premises, together with the appurtenances and privileges thereto incident, unto the said party of the second part, its heirs and assigns forever.

.........IN WITNESS WHEREOF,, the said party of the first part has hereunto subscribed their names the day and year first above written. Planet Resources, Inc. By:....../s/Hunter M.A. Carr ----------------------------------------- Hunter M.A. Carr, President Attest: ........./s/ ------------------------------------ _________________, Secretary STATE OF TEXAS ) ......... )ss. County of HARRIS ) .........On this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Hunter M.A. Carr and ________________ known or identified to me to be the President and Secretary respectively, of Planet Resources, Inc., a Delaware corporation and the officers that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same. .........IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written. ......... -------------------------------------------- ......... Notary Public in and for the State of Texas ......... Residing at: -------------------------------- ......... My Commission expires: ----------------------

EXHIBIT 10.10

FRANK J. FRANKOVICH

INDEPENDENT GEOLOGIST East 34 High Drive Spokane, WA 99203 (509) 747-7300 March 23, 2000 Planet Resources, Inc. 1415 Louisiana, Suite 3100 Houston, Texas 77002 RE: My opinion on the worth of the mineral lands owned by Planet Resources, Inc. in and Adjacent to the city of Mullan, Idaho. PROPERTY: City of Mullen Lease Agreement on approximately 200 acres of land for a period of 25 years with an option to renew for 25 years. 190 acres of ownership of sub-surface mineral rights held as fee simple by Planet Resources, Inc. (Allied Silver-Lead Company) Gentlemen: I place a value of $100,000 on the mineral rights that Planet Resources, Inc. owns in the property described above.

This opinion is based principally on the fact that the immensely productive Lucky Friday mine is adjacent to the subject property on the east and near it on the north. The geologic features in the subject property and in the Lucky Friday property are closely related and very similar. My judgment in this subject comes from 17 years of full-time geological work in the Couer d’Alene district and my subsequent 20 years of occasional consulting work in the district.

All of the hundreds of millions of ounces of ore found in the last 50 years in the Coeur d’Alene mining district had no surface manifestation of its existence and was found only by underground exploration guided by a few general geologic principles. It is in this manner that I expect ore to be developed, in due time, in the subject property and probably by the Hecla Mining Company which owns the Lucky Friday mine.

/s/Frank J. Frankovich ------------------------------------ Frank J. Frankovich Consulting Geologist Idaho Registration No. 273 Arizona Registration No. 2650

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 No. 33-76533 of our report dated August 24, 2000 relating to the financial statements of Planet Resources, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus. /s/HARPER and PEARSON COMPANY Houston, Texas November 6, 2000 EXHIBIT 23.2 S O N F I E L D and S O N F I E L D

A Professional Corporation

LEON SONFIELD (1865-1934)                              ATTORNEYS AT LAW                                      NEW YORK
GEORGE M. SONFIELD (1899-1967)                                                                            LOS ANGELES
ROBERT L. SONFIELD (1893-1972)                      770 SOUTH POST OAK LANE                          WASHINGTON, D.C.
    ____________________                           HOUSTON, TEXAS 77056-1913
                                                    http://www.sonfield.com
FRANKLIN D. ROOSEVELT, JR. (1914-1988)
                                                   Telecopier (713) 877-1547
                                                             ----
ROBERT L. SONFIELD, JR.                            Telephone (713) 877-8333
Managing Director
robert@sonfield.com
November 6, 2000 Board of Directors Planet Resources, Inc. 1415 Louisiana, Suite 3100 Houston, Texas 77002 Re: Federal Income Tax Consequences of Proposed Distribution to Shareholders of Internet Law Library, Inc. Ladies and Gentlemen: In our capacity as counsel for Planet Resources, Inc. (formerly New Planet Resources, Inc.) (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 2,000,000 shares of Common Stock, par value $.001 per share ("Company Common Stock") to the stockholders of Internet Law Library, Inc. (formerly Planet Resources, Inc.) ("Internet Law") (the "Distribution"), pursuant to the terms of a Amended and Restated Plan and Agreement of Distribution by and between Internet Law and the Company (the "Distribution Agreement"). A copy of the Distribution Agreement is included as exhibit 1.2 to the registration statement of which the prospectus is a part, all as set out and described in the Company's registration statement on Form SB-2 (File No. 333-76533) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement including the federal income tax information set out therein under the caption "Federal Income Tax Consequences" and elsewhere in the prospectus constituting a part of the Registration Statement. Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records, certificates and other documents of the Company and upon inquiry of such officers of the Company as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, we are of the opinion that: (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of the Company Common Stock, to be issued pursuant to the Registration Statement; (3) The 2,000,000 shares of the Company Common Stock, when issued and delivered in the Distribution in the manner set forth in the Registration Statement relating to the Company Common Stock, will be duly authorized, validly issued, fully paid and non-assessable shares of the Company Common Stock; (4) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we are of the opinion that the Distribution will qualify as a tax-free spin-off under sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986. Neither Internet Law, Planet nor their stockholders, will recognize any gain or loss upon the receipt by Planet of the mineral properties and related assets from Internet Law or upon receipt by Internet Law stockholders of the Planet common stock in the Distribution. No opinion is expressed with respect to state, local, foreign or other tax laws. This opinion does not take into account the special circumstances of certain stockholders of Internet Law, for example, foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not hold their Internet Law common stock as a capital asset, which might affect the results described above.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the prospectus.

Yours very truly, /s/Sonfield and Sonfield ------------ SONFIELD and SONFIELD

EXHIBIT 23.3

CONSULTING AGREEMENT BY AND BETWEEN

GENESIS FINANCIAL GROUP, L.L.C AND PLANET RESOURCES, INC.

THIS AGREEMENT (the “Agreement”) is entered into as of this 2nd day of November, 1999, by and between Genesis Financial Group, L.L.C., a Delaware limited liability company with principal offices at 2476 Bolsover, Suite 607, Houston, Texas 77005 (the “Consultant”) and Planet Resources, Inc., a Delaware corporation (formerly New Planet Resources, Inc, a wholly-owned subsidiary of Internet Law Library, Inc. (formerly Planet Resources, Inc.)) with its principal offices at 1415 Louisiana, Suite 3100, Houston, Texas 77002 (collectively hereinafter referred to as the “Corporation”).

WHEREAS, the Consultant has developed expertise in providing strategic business advice and consulting services; and WHEREAS, the Corporation desires to engage the services of the Consultant and the Consultant desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement. Effective upon execution hereof, the Corporation hereby engages the Consultant to render to it assistance in the preparation of certain sections of the SB-2 Registration Statement for the Corporation (currently, a wholly-owned subsidiary of Internet Law Library, Inc.) (formerly Planet Resources, Inc.), as well as preparation of responses to comments on the initial SB-2 Registration Statement for the Corporation received from the United States Securities and Exchange Commission (the “SEC”) in its letter to the Corporation dated May 20, 1999. (the “Project”). This Agreement shall remain in effect for a period of the earlier of six months from the date hereof or the approval of said registration statement by the SEC (the “Term”). The Term hereof may be extended or renewed upon the written agreement of the Corporation and the Consultant prior to expiration of the Term hereof upon such terms as the parties hereto may negotiate at the time of such extension or renewal.

2. Services. For the Term of this Agreement, the Consultant shall render to the Corporation management consulting advice in the areas of strategic planning, business strategy, administration and such other related management services as shall reasonably be requested by the board of directors of the Corporation in connection with the Project. Notwithstanding the foregoing, yet understanding that time is of the essence in the completion of the Project, the Consultant shall not be required to devote more than twenty hours per week to the performance of services hereunder.

3. Compensation. In consideration for the performance of the services described above, the Corporation shall pay to the Consultant, Five Thousand Dollars ($5,000) in cash upon execution of this Agreement. In addition, within five (5) business days from the date the SB-2 Registration Statement of the Corporation is declared effective by the SEC, the Corporation shall pay to the Consultant an additional $5,000 in cash and issue to the Consultant (as the Consultant designates) a warrant to purchase an aggregate of 50,000 shares of common stock of the Corporation with an exercise price of $0.40 per share (the “Warrant”). The purchase price of the Warrant shall be $10.00. The Warrant, in the aggregate, will have an expiration date of five (5) years from the date of execution of this Agreement.

4. Out-of-Pocket Expenses. The Corporation shall reimburse Consultant for its travel and other out-of-pocket expenses incurred in connection with this Agreement, and such reimbursement shall be in addition to any other fees payable hereunder. The Consultant will submit to the Corporation for pre-approval of all out-of-pocket expenses greater than $500. Out-of-pocket expenses less than $500 will not require pre-approval by the Corporation. All invoices shall be paid in cash and are due and payable upon receipt of monthly invoices from Consultant

5. Warrant. The Warrant outlined in paragraph 3 hereof shall provide for cashless exercise and shall be exercisable as to all or any portion thereof from time to time on any Business Day for a period of seven years. The Corporation shall include in the registration statement, which is being prepared pursuant to this Agreement, 50,000 shares of common stock to be registered to cover the sale of the shares of common stock issuable upon exercise of the Warrant. The Warrant shall be purchasable by the Consultant, its affiliates, or its designees in amounts yet to be determined. The Warrant, as to all or any part of the number of shares of common stock issuable under the terms of the Warrant, and all options and rights under the Warrant, shall be transferable. In the event that the registration statement contemplated hereby is not declared effective, then on any date subsequent hereto in which the Corporation proposes to file a registration statement relating to any of its securities under the Securities Act in connection with the public offering of such securities, the Corporation shall promptly give the Consultant written notice of such registration (the “Piggy-Back Notice”), and the Consultant shall be afforded the right to include the shares of common stock issuable upon exercise of the Warrant in such registration statement.

6. Confidential Information. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Corporation. To the extent that any of such information may be deemed from time to time to be “material non-public information” as construed under the Exchange Act of 1934, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Corporation’s securities while in possession of information which may be so deemed to be “material non-public information” prior to termination of this engagement without prior approval of legal counsel. Notwithstanding the foregoing, the Corporation is entitled to sell the shares of common stock of the Corporation resulting from the exercise of the Warrant as outlined in paragraph 3 hereof.

7. Indemnification. The Consultant and the Corporation hereby agree as follows:

        (a) the Corporation will indemnify and hold harmless the Consultant against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys’ fees and disbursements) reasonably incurred (all such amounts may hereinafter be referred to as the “Damages”) by the Consultant arising out of: (i) any misrepresentation or breach of any warranty made by the Corporation pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Corporation pursuant to this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Corporation contained in this Agreement which has not been waived by the Consultant;

        (b) the Corporation will be obligated to indemnify and hold harmless the Consultant with respect to claims for Damages as to which the Consultant shall have given written notice to the Corporation on or before the close of business on the sixtieth day following the expiration of the Term hereof;

        (c) in any case where the Corporation has indemnified the Consultant for any Damages and the Consultant recovers from third parties all or any part of the amount so indemnified by the Corporation, the Consultant shall promptly pay over to the Corporation the amount so recovered;

        (d) with respect to claims or demands by third parties, whenever the Consultant shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification hereunder, the Consultant shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Corporation of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Corporation shall then have the right at its own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Corporation and approved by the Consultant, which approval shall not be unreasonably withheld. In the event that the Corporation should fail to give notice of the intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Consultant shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Corporation;

        (e) the Consultant will indemnify and hold harmless the Corporation against and in respect of all Damages reasonably incurred by the Corporation arising out of: (i) any misrepresentation or breach of any warranty made by the Consultant pursuant to the provisions of this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Consultant which has not been waived by the Corporation;

        (f) the Consultant will be obligated to indemnify the Corporation for Damages as to which the Corporation shall have given written notice to the Consultant on or before the close of business on the sixtieth day following the second anniversary hereof;

        (g) in any case where the Consultant has indemnified the Corporation for any Damages and the Corporation recovers from third parties all or any part of the amount so indemnified by the Consultant, the Corporation shall promptly pay over to the Consultant the amount so recovered; and

        (h) with respect to claims or demands by third parties, whenever the Corporation shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification hereunder, the Corporation shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Consultant of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Consultant shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Consultant and approved by the Corporation, which approval shall not be unreasonably withheld. In the event that the Consultant should fail to give notice of its intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Corporation shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Consultant.

8. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and the Corporation and their respective legal successors and assigns.

9. Arbitration. The Corporation represents, warrants, covenants and agrees that any controversy or claim brought in any capacity by the Corporation against the Consultant or any members, officers, directors, agents, affiliates, associates, employees or controlling persons of the Consultant shall be settled by expedited arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Consultant against the Corporation or its securityholders, officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this section, the parties shall be entitled to any and all remedies that would be available in the absence of this section and the arbitrators, in rendering their decision, shall follow the substantive laws of the State of Delaware. The arbitration of any dispute pursuant to this paragraph shall be held in the State of Delaware.

Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. This section is intended to benefit the members, managers, agents, affiliates, associates and employees of the Consultant, each of whom shall be deemed to be a third party beneficiary of this section, and each of whom may enforce this section to the full extent that the Consultant could do so if a controversy or claim were brought against it.

10. No Continuing Waiver. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof. 11. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

12. Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

13. Assignability. This Agreement shall not be assignable without the prior written consent of the non-assigning party or parties hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

14. Entire Agreement; Amendment. This Agreement contains the entire agreement among the Corporation and the Consultant with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

15. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement. 16. Survival. Sections 3, 4, 5, 6, 7, 8, 9, 10 and 12 of this Agreement shall survive the termination of this Agreement for any reason (whether such termination is by the Corporation, upon the expiration of this Agreement, by its terms or otherwise). IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the date first above written. GENESIS FINANCIAL GROUP, L.L.C. By: ----------------------------------------------------- Managing Member PLANET RESOURCES, INC. By: ----------------------------------------------------- Its: -----------------------------------------------------

EXHIBIT 23.4

GENESIS FINANCIAL GROUP, L.L.C.

2476 BOLSOVER, SUITE 607 HOUSTON, TEXAS 77005 TELEPHONE (713) 839-0627 FACSIMILE (713) 839-1066 April 30, 2000 Mr. A.W. Dugan Chairman Planet Resources, Inc. 1415 Louisiana, Suite 3100 Houston, TX 77002 Re: Amendment to Consulting Agreement dated November 2, 1999 --------------------------------------------------------- Reference is hereby made to that certain Consulting Agreement dated as of November 2, 1999 (the "Agreement") between Genesis Financial Group, L.L.C. (the "Consultant") and Planet Resources, Inc. (the "Corporation"). Because the Corporation and the Consultant desire additional time to complete those services outlined in the above referenced Agreement, the parties have agreed to extend the term of the Agreement. This letter is intended to confirm that, notwithstanding anything else to the contrary set forth in the Agreement, the Corporation and the Consultant hereby agree that Section 1 of the Agreement be hereby amended by striking Section 1 of the Agreement and by substituting in lieu thereof the following new Section 1:
“1. Engagement. Effective upon execution hereof, the Corporation hereby engages the Consultant to render to it assistance in the preparation of certain sections of the SB-2 Registration Statement for the Corporation (currently, a wholly-owned subsidiary of Internet Law Library, Inc.) (formerly Planet Resources, Inc.), as well as preparation of responses to comments on the initial SB-2 Registration Statement for the Corporation received from the United States Securities and Exchange Commission (the “SEC”) in its letter to the Corporation dated May 20, 1999. (the “Project”). This Agreement shall remain in effect for a period of the earlier of twelve months from the date hereof or the approval of said registration statement by the SEC (the “Term”). The Term hereof may be extended or renewed upon the written agreement of the Corporation and the Consultant prior to expiration of the Term hereof upon such terms as the parties hereto may negotiate at the time of such extension or renewal.”

The modifications stated herein shall become effective on May 1, 2000. Except as otherwise expressly modified hereby or required to effectuate the modification set forth herein, the Agreement shall remain unchanged and shall continue in full force and effect pursuant to the terms thereof. This letter agreement contains the entire agreement between the Corporation and the Consultant with respect to the modification which is the subject hereof. This letter agreement may not be amended, changed, modified, or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof. Please confirm that the Corporation is in agreement with the forgoing, and that the foregoing is in accordance with your understanding by signing and returning this letter, which shall thereupon constitute a binding agreement. Very truly yours, Genesis Financial Group, L.L.C. By: /s/ Kevin P. Regan ----------------------------------------- Kevin P. Regan, Managing Director ACCEPTED AND AGREED TO THIS 7th DAY OF JUNE, 2000:

PLANET RESOURCES, INC.

By: /s/ A.W. Dugan ----------------------------------------- A.W. Dugan

EXHIBIT 27

FINANCIAL DATA SCHEDULE

This schedule contains summary financial information extracted from the financial statements as of and for the twelve months ended June 30, 2000, and is qualified in its entirety by reference to such financial statements. (In thousands, except EPS.)

    ITEM NUMBER
    -----------
                                               ITEM DESCRIPTION                                 AMOUNT
                                               ----------------                                 ------

5-02(1)                          Cash and cash items.                                            $9,197
5-02(2)                          Marketable securities                                                0
5-02(3)(a)(1)                    Notes and interest receivable--trade                                  0
5-02(4)                          Allowances for doubtful accounts                                     0
5-02(6)                          Inventory                                                            0
5-02(9)                          Total current assets                                             9,197
5-02(13)                         Property, plant and equipment                                        0
5-02(14)                         Accumulated depreciation                                             0
5-02(18)                         Total assets                                                     9,197
5-02(21)                         Total current liabilities                                            0
5-02(22)                         Bonds, mortgages and similar debt                                    0
5-02(28)                         Preferred stock--mandatory redemption                                 0
5-02(29)                         Preferred stock--no mandatory redemption                              0
5-02(30)                         Common stock                                                         1
5-02(31)                         Other stockholder's equity                                       9,197
5-02(32)                         Total liabilities and stockholder's equity                       9,197
5-03(b)1(a)                      Net sales tangible products                                          0
5-03(b)1                         Total revenues                                                       0
5-03(b)2(a)                      Cost of tangible goods sold                                          0
5-03(b)2                         Total costs and expenses applicable to sales and
                                 revenues                                                             0
5-03(b)3                         Other costs expenses                                            23,318
5-03(b)5                         Provision for doubtful accounts and notes                            0
5-03(b)(8)                       Interest and amortization of debt discount                           0
5-03(b)(10)                      Income before taxes and other items                                  0
5-03(b)(11)                      Income tax expense                                                   0
5-03(b)(14)                      Income/loss continuing operations                                    0
5-03(b)(15)                      Discontinued operations                                              0
5-03(b)(17)                      Extraordinary items                                                  0
5-03(b)(18)                      Cumulative effect--changes in accounting principles                   0
5-03(b)(19)                      Net income or loss                                            (23,318)
5-03(b)(20)                      Earnings per share--primary                                       (.23)
5-03(b)(20)                      Earnings per share--fully diluted                                     0